Exhibit 10.1

MASTER REPURCHASE AGREEMENT

COLUMN FINANCIAL, INC., as administrative agent (the “Administrative Agent”),

CREDIT SUISSE AG, a company incorporated in Switzerland, acting through its CAYMAN ISLANDS BRANCH and ALPINE SECURITIZATION LTD, an exempted company organized under the laws of the Cayman Islands, as buyers (the “Buyers”)

and

InPoint CS Loan, LLC, as seller (“Seller”)

Dated: February 15, 2018

TABLE OF CONTENTS

Page

1. Applicability	1
2. Definitions	1
3. Program; Initiation of Transactions	17
4. Repurchase	18
5. Price Differential	19
6. Margin Maintenance	19
7. Income Payments	20
8. Security Interest	22
9. Payment and Transfer	23
10. Conditions Precedent	23
11. Program; Costs; Taxes	26
12. Servicing	30
13. Representations and Warranties	31
14. Covenants	35
15. Events of Default	40
16. Remedies Upon Default	42
17. Reports	45
18. Repurchase Transactions	47
19. Single Agreement	48
20. Notices and Other Communications	48
21. Entire Agreement; Severability	49
22. Non assignability	49
23. Set-off	50
24. Binding Effect; Governing Law; Jurisdiction	51
25. No Waivers, Etc.	51
26. Intent	51
27. Disclosure Relating to Certain Federal Protections	52
28. Power of Attorney	53
29. Buyers May Act Through Administrative Agent	53
30. Indemnification; Obligations; Recourse	53
31. Counterparts	54
32. Confidentiality	54
33. Recording of Communications	55
34. Periodic Due Diligence Review	55
35. Authorizations	55
36. Acknowledgment of Assignment and Administration of Repurchase Agreement.	56
37. Documents Mutually Drafted	56
38. General Interpretive Principles	56
39. Specific Performance	57
40. Conflicts	57
41. Bankruptcy Non-Petition	57
42. Limited Recourse	58
i

SCHEDULES

Schedule 1 – Representations and Warranties with Respect to Purchased Assets

Schedule 2 – Authorized Representatives

EXHIBITS

Exhibit A – Form of Transaction Request and Confirmation

Annex 1 – Purchased Asset Schedule

Annex 2 – Form of Purchase Closing Statement

Annex 3 – Summary Diligence Materials

Exhibit B – Form of Closing Data Tape

Exhibit C – Form of Power of Attorney (Seller)

Exhibit D – Reserved

Exhibit E – Form of Distribution Worksheet

Exhibit F – Form of U.S. Tax Compliance Certificate

Exhibit G – Form of Notice to Mortgagor

Exhibit H – Form of Request for Repurchase and Confirmation

Exhibit I – Form of Escrow Instruction Letter for Table-Funded Assets

ii

This is a MASTER REPURCHASE AGREEMENT (the “Agreement”), dated as of February 15, 2018, by and among COLUMN FINANCIAL, INC., (the “Administrative Agent”) on behalf of buyers, including but not limited to Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (“CS Cayman” and a “Buyer”) and Alpine Securitization LTD, an exempted company organized under the laws of the Cayman Islands (“Alpine” and a “Buyer”, and collectively, with CS Cayman, the “Buyers”) and InPoint CS Loan, LLC, a Delaware limited liability company (the “Seller”).

1.                  Applicability

From time to time the parties hereto may enter into transactions in which Seller agrees to transfer to Administrative Agent on behalf of Buyers, Purchased Assets (as hereinafter defined) against the transfer of funds by Administrative Agent on behalf of Buyers to Seller or Seller’s designee, with a simultaneous agreement by Administrative Agent on behalf of Buyers to transfer to Seller such Purchased Assets at a date certain or, if permitted hereunder, on demand, against the transfer of funds by Seller to Administrative Agent. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder. For the avoidance of doubt, and for administrative and tracking purposes, the purchase and sale of each Purchased Asset shall be deemed a separate Transaction.

After the initial Purchase Date, as part of separate Transactions, Seller may request, and Buyers may fund in their sole and absolute discretion, subject to the terms and conditions of this Agreement, an increase to the Purchase Price for a Purchased Asset based on an increase in Asset Value resulting from the satisfaction, in whole, or in part, of a Future Funding Obligation (as hereinafter defined), which has been advanced by the Seller to the related Mortgagor.

2.                  Definitions

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.

“A-1 Note” means the original promissory note, if any, that was executed and delivered in connection with the pari passu senior position of a Commercial Mortgage Loan.

“A-2 Note” means the original promissory note, if any, that was executed and delivered in connection with the pari passu senior position of a Commercial Mortgage Loan.

“Accepted Servicing Practices” means, with respect to any Purchased Asset, those servicing practices of prudent institutions that service assets of the same type as such Purchased Asset in accordance with applicable law in the jurisdiction where the related Mortgaged Property is located.

“Act of Insolvency” means, with respect to any Person or its Affiliates, (i) the filing of a petition, commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution, or similar law relating to the protection of creditors, or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief; (ii) the seeking of the appointment of a receiver, trustee, custodian or similar official for such Person or an Affiliate or any substantial part of the property of either; (iii) the appointment of a receiver, conservator, or manager for such Person or an Affiliate by any governmental agency or authority having the jurisdiction to do so; (iv) the making or offering by such Person or an Affiliate of a composition with its creditors or a general assignment for the benefit of creditors; (v) the admission by such Person or an Affiliate of such Person of its inability to pay its debts or discharge its obligations as they become due or mature; or (vi) that any governmental authority or agency or any person, agency, or entity acting or purporting to act under governmental authority (A) shall have taken any action to condemn, seize, or appropriate, or to assume custody or control of, all or any substantial part of the property of such Person or of any of its Affiliates, or (B) shall have taken any action to displace the management of such Person or of any of its Affiliates or to curtail its authority in the conduct of the business of such Person or of any of its Affiliates.

“Additional Buyers” has the meaning set forth in Section 36 hereof.

“Administration Agreement” means that certain Repo Administration and Allocation Agreement, dated as of the date hereof, by and among Seller, Guarantor, Administrative Agent and certain Buyers identified therein, as amended, restated, supplemented, or otherwise modified from time to time.

“Administrative Agent” means Column Financial, Inc. or any successor thereto under the Administration Agreement.

“Affiliate” means, with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code. For the avoidance of doubt, with respect to Administrative Agent, Affiliate shall mean any CP Conduit.

“Affiliated Hedge Counterparty” means Administrative Agent or an Affiliate of Administrative Agent in its capacity as a party to an Interest Rate Protection Agreement with Seller or an Affiliate of Seller.

“Agreement” means this Master Repurchase Agreement, as it may be amended, restated, supplemented, or otherwise modified from time to time.

“ALTA” means the American Land Title Association or any successor in interest thereto.

“Appraised Value” means, with respect to any Mortgaged Property, the as-is value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the as-is value of such Mortgaged Property.

“Asset File” means, the documents specified on an exhibit to the Custodial Agreement, together with any additional documents and information required to be delivered to Administrative Agent or its designee (including the Custodian) pursuant to this Agreement.

“Asset Value” has the meaning specified in the Pricing Side Letter.

“Assignment and Acceptance” has the meaning set forth in Section 22 hereof.

“Assignment of Leases” or “Assignment of Leases and Rents” means, with respect to any Mortgage, an assignment of leases thereunder, notice of transfer, or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the Mortgaged Property is located to reflect the assignment of leases.

“Assignment of Mortgage” means an assignment of the Mortgage, notice of transfer, or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the assignee.

“ASTM” has the meaning set forth in paragraph (aa) of Schedule 1(a) hereof.

“Balloon Payment” means, for any Purchased Asset for which the final principal payment is substantially greater than periodic scheduled principal payments due thereunder, the payment due on its maturity date.

“Bank” means Wells Fargo Bank, N.A.

“Bankruptcy Code” means the United States Bankruptcy Code of 1978, as amended from time to time.

“Breakage Costs” has the meaning specified in Section 4(e) hereof.

“Business Day” means any day other than (i) a Saturday or Sunday; (ii) a public or bank holiday in New York City; or (iii) any day on which the New York Stock Exchange is closed.

“Buyer” means CS Cayman, Alpine, and each Buyer identified by the Administrative Agent from time to time pursuant to the Administration Agreement and their successors in interest and assigns pursuant to Section 22 hereof.

“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Change in Control” means any of the following events shall have occurred:

(A)              any transaction or event as a result of which Guarantor ceases to own, directly or indirectly, 51% or more of the membership interests of Seller;

(B)              the sale, transfer, or other disposition of all or substantially all of Seller’s or Guarantor’s assets (excluding any such action taken in connection with any securitization transaction); or

(C)              the consummation of a merger or consolidation of the Guarantor with or into another entity or any other corporate reorganization, if more than 20% of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by Persons who were not stockholders of the Guarantor immediately prior to such merger, consolidation or other reorganization;

“Closed Asset” means an asset as to which (a) the related Mortgage Note and any applicable security instrument have been delivered to the Seller and (b) funds have been disbursed to the mortgagor, in each case, prior to the related Purchase Date.

“Closing Data Tape” means, with respect to any Transaction as of any Purchase Date, a computer tape or other electronic medium generated by Seller or any Affiliate and delivered to Administrative Agent and Custodian, which provides, with respect to each Purchased Asset that is the subject of such Transaction, each of the data fields set forth on Exhibit B attached hereto and the information responsive to each such field, as well as any and all new, modified, or updated information with respect to such Purchased Asset that has been provided to Administrative Agent prior to the applicable Purchase Date and as to which the Purchase Price or any other information set forth in the Transaction Request and Confirmation for such Transaction has been based, in each case in a format that has previously been approved by Administrative Agent and is otherwise acceptable to Administrative Agent.

“CLTA” means California Land Title Association, or any successor thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commercial Mortgage Loan” means an adjustable rate first lien Mortgage Loan secured by a first mortgage lien on an office building, a retail property, a self-storage property, a manufactured housing community, a Hotel, a Multi-Family Property, an industrial or warehouse property, or other types of Mortgaged Property approved by Administrative Agent in its sole discretion.

“Complete Submission” means with respect to any Transaction, the Summary Diligence Materials together with a Preliminary Data Tape.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by Net Income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control Account Agreement” means that certain Deposit Account Control Agreement, dated as of the date hereof, among Administrative Agent, Seller, and Bank, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“CP Conduit” means a commercial paper conduit, including, but not limited to, Alpine Securitization LTD, administered, managed or supported by Administrative Agent or an Affiliate of Administrative Agent.

“Custodial Agreement” means the custodial agreement dated as of the date hereof, among Seller, Administrative Agent, Buyers, and Custodian, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Custodial Asset Transmission” has the meaning assigned to such term in the Custodial Agreement.

“Custodian” means Wells Fargo Bank, N.A. or such other party specified by Administrative Agent and agreed to by Seller, which approval shall not be unreasonably withheld.

“Default” means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

“Deposit Account” means the account established by the Servicer for the benefit of Administrative Agent for the benefit of Buyers, into which all collections and proceeds on or in respect of the Purchased Assets shall be deposited by Servicer, and which is subject to the Control Account Agreement.

“Distribution Worksheet” means a worksheet setting forth the amounts and recipients of remittances to be made on the next succeeding Price Differential Payment Date, substantially in the form of Exhibit E.

“Dollars” or “$” means dollars in lawful currency of the United States of America.

“Effective Advance Rate” means the quotient of the outstanding Purchase Price divided by the outstanding principal balance of the Commercial Mortgage Loan.

“Effective Date” means the date hereof.

“Eligible Asset” means (a) any Commercial Mortgage Loan (including a Commercial Mortgage Loan that is an A-1/A-2 structure where the A-1 Note and A-2 Note are pari passu) that is a Closed Asset (other than with respect to a Table Funded Asset as approved by the Administrative Agent in its sole discretion) and conforms with the applicable representations and warranties on Schedule 1 hereof, or (b) a senior Participation Interest, which in each case of clause (a) and (b) is acceptable to Administrative Agent on behalf of Buyer in its sole discretion.

“Embargoed Person” has the meaning set forth in paragraph (rrr) of Schedule 1(a) hereof.

“Environmental Condition” means recognized environmental conditions (as such term is defined in ASTM E1527-13 or its successor).

“Environmental Law” means any federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety, or hazardous substances, materials or other pollutants, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”); 42 U.S.C. 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. § 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. § 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. § 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq.; and any state and local or foreign analogues, counterparts or equivalents, in each case as amended from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any corporation or trade or business that, together with Seller or Guarantor, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“Escrow Instruction Letter” means, with respect to a Table-Funded Asset, an instruction letter delivered to applicable title insurance company substantially in the form of Exhibit I hereto or as otherwise approved by Administrative Agent in its sole discretion.

“Event of Default” has the meaning specified in Section 15 hereof.

“Event of Termination” means with respect to Seller or Guarantor (i) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; (ii) the withdrawal of Seller, Guarantor or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA; (iii) the failure by Seller, Guarantor or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA; (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Seller, Guarantor or any ERISA Affiliate thereof to terminate any plan; (v) the failure to meet the requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code; (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (vii) the receipt by Seller, Guarantor or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan; or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for Seller, Guarantor or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Section 430(k) of the Code with respect to any Plan.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Buyer or required to be withheld or deducted from a payment to a Buyer (a) Taxes imposed on or measured by Net Income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Buyer being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Buyer pursuant to a law in effect on the date on which (i) such Buyer becomes a party to this Agreement or (ii) such Buyer changes the office from which it books the Transactions, except in each case to the extent that, pursuant to Section 11(e), amounts with respect to such Taxes were payable either to such Buyer’s assignor immediately before such Buyer became a party hereto or to such Buyer immediately before it changed the office from which it books the Transactions; (c) Taxes attributable to such Buyer’s failure to comply with Section 11(e)(6); and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Extension Fee” has the meaning assigned to such term in the Pricing Side Letter.

“Facility Fee” has the meaning assigned to such term in the Pricing Side Letter.

“Fannie Mae” means Fannie Mae, the government sponsored enterprise formerly known as the Federal National Mortgage Association or any successor thereto.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any law or agreement implementing an intergovernmental approach thereto.

“FDIA” has the meaning specified in Section 26(c) hereof.

“FDICIA” has the meaning specified in Section 26(d) hereof.

“Fidelity Insurance” means insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount acceptable to Administrative Agent.

“Fitch” means Fitch Ratings, Inc. or any successor thereto.

“Foreign Buyer” means (a) if the Seller is a U.S. Person, a Buyer that is not a U.S. Person, and (b) if the Seller is not a U.S. Person, a Buyer that is resident or organized under the laws of a jurisdiction other than that in which the Seller is resident for tax purposes.

“Future Funding Obligation” means, with respect to a Purchased Asset any amount to be advanced by the holder after the first disbursement under such Purchased Asset and which as of the date of determination has not yet been advanced.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America and applied on a consistent basis.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory, or administrative functions over Seller, Servicer, Guarantor, Administrative Agent, or any Buyer, as applicable.

“Ground Lease” means a lease for all or any portion of the real property comprising the Mortgaged Property, the lessee’s interest in which is held by the Mortgagor of the related Mortgage Loan.

“Ground Lessee” means the ground lessee under a Ground Lease.

“Guarantee” means, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgaged Property, to the extent required by Administrative Agent. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” means InPoint Commercial Real Estate Income, Inc., in its capacity as guarantor under the Guaranty.

“Guaranty” means the guaranty of the Guarantor dated as of the date hereof in favor of the Administrative Agent for the benefit of Buyers, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Income” means with respect to any Purchased Asset at any time until repurchased by the Seller, any principal payments received thereon or in respect thereof and all interest, dividends, or other distributions thereon (less any portions thereof that are required to be deposited into and held in escrow or reserve under the terms of the Purchased Asset).

“Indebtedness” has the meaning assigned to such term in the Pricing Side Letter.

“Indemnified Party” has the meaning specified in Section 30(a) hereof.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Seller or Guarantor hereunder or under any Program Agreement, and (b) to the extent not otherwise described in (a), Other Taxes.

“Insurance Rating Requirements” means, with respect to an insurer meeting the requirements of the related Mortgage, a claims-paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s or “A-” from S&P.

“Interest Rate Protection Agreement” means, with respect to any or all of the Purchased Assets, any short sale of a U.S. Treasury Security, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement, or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller and an Interest Rate Protection Agreement Counterparty, which agreement is acceptable to Administrative Agent in its sole discretion.

“Interest Rate Protection Agreement Counterparty” means:

(a)                the Administrative Agent or its Affiliates;

(b)               a person which has entered into an Interest Rate Protection Agreement with the Seller for the purpose of hedging interest rate liabilities and/or currency exchange rates in relation to the Purchased Assets, and which at the time it enters into such Interest Rate Protection Agreement rated at least A-1 by S&P and Aa3 by Moody’s; or

(c)                a derivatives clearing organization (as such term is defined in Section 1a(15) of the Commodity Exchange Act) registered with the Commodity Futures Trading Commission, if the Interest Rate Protection Agreement is a cleared swap (as such term is defined in Section 1a(7) of the Commodity Exchange Act) entered into for the purpose of hedging interest rate liabilities and/or currency exchange rates in relation to the Purchased Assets.

For the avoidance of doubt, the counterparty on any Interest Rate Protection Agreement submitted to a derivatives clearing organization for clearing but not accepted by such derivatives clearing organization shall be an Interest Rate Protection Agreement Counterparty only if it meets the qualifications in clause (b).

“Interest Rate Protection Agreement Transaction” means any forward contract, futures contract, swap, option, or other financial agreement or arrangement, including, without limitation, caps, floors, collars and similar agreements, relating thereto, or the value of which is dependent upon, interest rates or currency exchange rates or indices; provided that, other than as approved by the Administrative Agent, the Seller and Interest Rate Protection Agreement Counterparty have entered into an intercreditor agreement in respect of the relevant Interest Rate Protection Agreement Transaction and the Interest Rate Protection Agreement Counterparty has agreed to waive any right of set-off or netting arrangements whether arising by contract, general terms and conditions or law that it may have against the Seller.

“LIBOR” means, with respect to each day during the applicable Pricing Period, the rate per annum equal to the one month London Inter-Bank Offered Rate (or any successor institution or replacement institution used to administer LIBOR) for United States Dollar deposits as reported on the Official ICE LIBOR Fixings page by Bloomberg or in the Wall Street Journal as of the date of determination, as of 8:00 a.m., New York City time, on the date two Business Days prior to the commencement of such Pricing Period (or, for the avoidance of doubt, if not reported on such Business Day, the most immediately preceding Business Day on which such rate was reported), and if such rate shall not be so quoted, or if the related Pricing Period shall be less than one month, the rate per annum at which the Administrative Agent or its Affiliate is offered dollar deposits at or about 8:00 a.m., New York City time, on the date two (2) Business Days prior to the commencement of the such Pricing Period, by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of its transactions are then being conducted for delivery on such day for a period of one month or such other period as agreed upon in writing by Administrative Agent and Seller and in an amount comparable to the amount of the Transactions outstanding on such day.

“Lien” means any mortgage, lien, pledge, charge, security interest or similar encumbrance.

“Loan-to-Value Ratio” or “LTV” means with respect to any Eligible Asset, the ratio of the current outstanding principal amount of the Eligible Asset to the lesser of (a) the Appraised Value of the related Mortgaged Property at origination or (b) if the related Mortgaged Property was purchased within twelve (12) months of the origination of the Eligible Asset, the purchase price of the Mortgaged Property.

“Margin Call” has the meaning specified in Section 6(a) hereof.

“Margin Deadline” has the meaning specified in Section 6(b) hereof.

“Margin Deficit” has the meaning specified in Section 6(a) hereof.

“Market Value” has the meaning assigned to such term in the Pricing Side Letter.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or financial condition of Seller or Guarantor taken as a whole; (b) a material impairment of the ability of Seller or Guarantor, to perform under any Program Agreement and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Agreement against Seller or Guarantor, in each case as determined by Administrative Agent in its sole good faith discretion.

“Maximum Aggregate Purchase Price” has the meaning assigned to such term in the Pricing Side Letter.

“Moody’s” means Moody’s Investors Service, Inc. or any successors thereto.

“Mortgage” means, with respect to each Mortgage Loan, each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, deed to secure debt, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a lien on real property and other property and rights incidental thereto.

“Mortgage Loan” means a commercial loan secured by a Mortgage.

“Mortgage Note” means the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage, including an A-1 Note or an A-2 Note.

“Mortgaged Property” means the real property securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagor” means the obligor or obligors on a Mortgage Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

“Multi-Family Property” means a five or more family residential property, including all land, amenities and improvements, with individual units principally for lease to residential tenants occupying the same.

“Net Income” has the meaning assigned to such term in the Pricing Side Letter.

“Net Worth” means, with respect to any Person and its consolidated Subsidiaries, an amount equal to, on a consolidated basis, such Person’s stockholder equity (determined in accordance with GAAP).

“Non-Performing Asset” means (i) any Eligible Asset for which any payment of principal or interest is (or has been in the preceding twelve (12) months) more than twenty-nine (29) days past due or the actual net cash flow from the underlying property is insufficient to pay debt service; (ii) any Eligible Asset with respect to which the related obligor is in bankruptcy; or (iii) any Eligible Asset with respect to which the related Mortgaged Property is in foreclosure.

“Notice Date” has the meaning specified in Section 3(b) hereof.

“Notice to Mortgagor” means a notice, substantially in the form of Exhibit G hereto, which the Administrative Agent may instruct the Custodian to send to each borrower of a Purchased Asset subject to a Transaction after the occurrence and continuance of an Event of Default.

“Obligations” means (a) all of Seller’s obligations to pay the Repurchase Price on the Repurchase Date, the Price Differential on each Price Differential Payment Date, and other obligations and liabilities, to Administrative Agent, Buyers, and Custodian arising under, or in connection with, the Program Agreements, whether now existing or hereafter arising; (b)  any and all sums paid by Administrative Agent, Buyers, or Administrative Agent on behalf of Buyers in order to preserve any Purchased Asset or its interest therein; (c) in the event of any proceeding for the collection or enforcement of any of Seller’s indebtedness, obligations or liabilities referred to in clause (a), the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on any Purchased Asset, or of any exercise by Administrative Agent or Buyers of their rights under the Program Agreements, including, without limitation, attorneys’ fees and disbursements and court costs; and (d) all of Seller’s indemnity obligations to Administrative Agent, Buyers and Custodian pursuant to the Program Agreements.

“OFAC” has the meaning specified in Section 13(a)(24) hereof.

“Other Connection Taxes” means, with respect to Administrative Agent or any Buyer, Taxes imposed as a result of a present or former connection between Administrative Agent or such Buyer and the jurisdiction imposing such Tax (other than connections arising from Administrative Agent or such Buyer having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Program Agreement, or sold or assigned an interest in any Transaction or Program Agreement).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Program Agreement or the Purchased Assets.

“Participation Certificate” means the original participation certificate, if any, that was executed and delivered in connection with a Participation Interest.

“Participation Interest” means a performing senior participation interest in a performing Commercial Mortgage Loan evidenced by a Participation Certificate.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Amount” has the meaning assigned to such term in the Pricing Side Letter.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means an employee benefit or other plan established or maintained by Seller, Guarantor, or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

“PML” has the meaning specified in paragraph (v) of Schedule 1(a).

“Post Default Rate” has the meaning assigned to such term in the Pricing Side Letter.

“Power of Attorney” means a Power of Attorney substantially in the form of Exhibit C hereto.

“Preliminary Data Tape” means a preliminary version of the Closing Data Tape, which shall be attached to the Summary Diligence Materials as part of the Complete Submission.

“Price Differential” means with respect to any Transaction as of any date of determination, an amount equal to the product of (A) the Pricing Rate for such Transaction and (B) the Purchase Price for such Transaction, calculated daily on the basis of a 360-day year for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the Repurchase Date. For the avoidance of doubt, Price Differential accrues from the Price Differential Payment Date (or, with respect to the first Price Differential Payment Date for each Transaction, from and including the related Purchase Date) through but excluding the next Price Differential Payment Date.

“Price Differential Payment Date” means the eighteenth (18th) day of the month following the Purchase Date and each succeeding eighteenth (18th) day of each month thereafter; provided that the final Price Differential Payment Date shall be the related Repurchase Date; and provided, further, that if any Price Differential Payment Date would fall on a day which is not a Business Day, such Price Differential Payment Date shall be the next succeeding Business Day.

“Pricing Period” means, with respect to each Price Differential Payment Date, the period from and including the immediately preceding Price Differential Payment Date (or, with respect to the first Pricing Period for the Transaction, from and including the Purchase Date) to but excluding such Price Differential Payment Date, unless otherwise agreed to by the Administrative Agent and the Seller in writing.

“Pricing Rate” has the meaning assigned to such term in the Pricing Side Letter.

“Pricing Side Letter” means, the letter agreement dated as of the date hereof, among Administrative Agent, Buyers, Seller, and the Guarantor, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Principal Prepayment” means, for any Purchased Asset, any amount applied to reduce the principal or other invested amount of such Purchased Asset, other than a scheduled principal payment, including (i) principal prepayments from any source and of any nature whatsoever; (ii) net insurance or net condemnation proceeds, to the extent applied to reduce the principal amount or other invested amount of the related Purchased Asset; and (iii) any net proceeds from any sale, refinancing, liquidation or other disposition of the underlying real property or interest relating to such Purchased Asset to the extent applied to reduce the principal amount or the invested amount of the related Purchased Asset.

“Program Agreements” means, collectively, this Agreement, the Pricing Side Letter, the Power of Attorney, the Servicing Agreement, the Servicer Notice and Acknowledgement, the Custodial Agreement, the Guaranty, the Control Account Agreement, the Administration Agreement, and all executed Transaction Requests and Confirmations.

“Prohibited Person” has the meaning specified in Section 13(a)(24) hereof.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal, or mixed and whether tangible or intangible.

“Purchase Date” means the date on which Purchased Assets are to be transferred by Seller to Administrative Agent for the benefit of Buyers.

“Purchase Price” means:

(a)                on the Purchase Date, the price at which each Purchased Asset is transferred by Seller to Administrative Agent for the benefit of Buyers, which price shall equal the Asset Value of such Purchased Asset on such Purchase Date; and

(b)               on any day after the Purchase Date, except where Administrative Agent and the Seller agree otherwise, the amount determined under the immediately preceding clause (a) decreased or increased by the amount of any cash transferred by the Seller to Administrative Agent pursuant to Section 4(d) hereof or applied to reduce Seller’s obligations under clause (ii) of Section 4(c) hereof, under Section 6 hereof, or under Section 7(d) hereof.

“Purchase Price Percentage” has the meaning assigned to such term in the Pricing Side Letter.

“Purchase Price Reset” means the decrease in the Purchase Price Percentage as contemplated by the reduction thereof over time as reflected in the definition thereof.

“Purchased Asset Documents” means the documentation governing a Purchased Asset and all ancillary documents related thereto.

“Purchased Asset Schedule” means with respect to any Transaction as of any date, a schedule substantially in the form of Annex 1 to Exhibit A attached hereto. The Purchased Asset Schedule shall be attached to each Trust Receipt and Custodial Asset Transmission.

“Purchased Assets” means the collective reference to Mortgage Loans and Participation Interests, together with the Repurchase Assets related to such Mortgage Loans and Participation Interests transferred by Seller to Administrative Agent for the benefit of Buyers in a Transaction hereunder, listed on the related Closing Data Tape attached to the related Transaction Request and Confirmation.

“Qualified Appraisal” has the meaning specified in paragraph (t) of Schedule 1(a) hereof.

“Rating Agency” means any of S&P, Moody’s, or Fitch.

“Records” means all instruments, agreements and other books, records, reports, and data stored in other media for the storage of information maintained by Seller, Guarantor, Servicer, or any other person or entity with respect to a Purchased Asset. Records shall include the Mortgage Notes, any Mortgages, the Asset Files, the credit files related to the Purchased Asset, and any other instruments necessary to document or service a Purchased Asset.

“Register” has the meaning specified in Section 22 hereof.

“Repledge Transaction” has the meaning set forth in Section 18 hereof.

“Repledgee” means each Repledgee identified by the Administrative Agent from time to time pursuant to the Administration Agreement.

“Reporting Date” means the Business Day prior to the Price Differential Payment Date.

“Repurchase Assets” has the meaning specified in Section 8 hereof.

“Repurchase Date” means the earlier of (i) the Termination Date, (ii) the date requested pursuant to Sections 4(a) and 4(d), (iii) the date set forth in the applicable Transaction Request and Confirmation executed by Administrative Agent, or (iv) the date determined by application of Section 16 hereof.

“Repurchase Price” means the price at which Purchased Assets are to be transferred from the Administrative Agent for the benefit of Buyers to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of (i) the Purchase Price and (ii) the accrued but unpaid Price Differential with respect to such Purchased Asset as of the date of such determination.

“Request for Repurchase and Confirmation” means a request from Seller to Administrative Agent, in the form attached as Exhibit H hereto, to repurchase Purchased Assets subject to a Transaction, which shall not be binding upon Administrative Agent unless and until countersigned by Administrative Agent and delivered to Seller.

“Requirement of Law” means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other Governmental Authority, applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

“Reset Payment” has the meaning specified in Section 6(d) hereof.

“Responsible Officer” means as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person.

“S&P” means Standard & Poor’s Ratings Services, and any successor thereto.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Securitization Fee” has the meaning specified in the Pricing Side Letter.

“Seller” means InPoint CS Loan, LLC or its permitted successors and assigns.

“Servicer” means Wells Fargo Bank, N.A. or any other servicer approved by Administrative Agent in its sole discretion.

“Servicer Account” means the account of and maintained by Servicer on behalf of Seller and pursuant to the terms of the Servicing Agreement.

“Servicer Notice and Acknowledgement” means that certain servicer notice and acknowledgement executed and delivered on the date hereof by Servicer, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“Servicer Remittance Date” has the meaning specified in the Servicing Agreement.

“Servicer Termination Event” has the meaning specified in Section 12(b) hereof.

“Servicing Agreement” means the servicing agreement dated November 13, 2017, entered into between InPoint REIT Operating Partnership, LP and Servicer, and joined by Seller pursuant to that certain Joinder Agreement dated as of the date hereof, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Servicing Report” means a report remitted by the Servicer monthly, in form and substance acceptable to Administrative Agent.

“Servicing Rights” means contractual, possessory or other rights of the Seller, the Servicer, or the Guarantor arising hereunder or any other Person arising under a Servicing Agreement, or otherwise, to administer, service or sub-service, the Purchased Assets or to possess related Records.

“SIPA” means the Securities Investor Protection Act of 1970, as amended from time to time.

“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Summary Diligence Materials” means the items described on Annex 3 to Exhibit A hereto for each Eligible Asset proposed to be sold to Administrative Agent on behalf of Buyers in accordance with, and subject to the terms and conditions of, this Agreement.

“Table-Funded Asset” means an Eligible Asset that has been approved by Administrative Agent in its sole discretion and for which Seller delivered a Transaction Request and Confirmation pursuant to Section 3 hereof.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” has the meaning specified in the Pricing Side Letter.

“Third Party Servicer” means any servicer of the Purchased Assets or a portion thereof, other than the Servicer who is the primary servicer and administrator of the Purchased Assets and approved by Administrative Agent.

“Title Exceptions” has the meaning specified in paragraph (q) of Schedule 1(a).

“Title Policy” has the meaning specified in paragraph (u) of Schedule 1(a) hereof.

“Transaction” has the meaning specified in Section 1 hereof.

“Transaction Request and Confirmation” means a request from Seller to Administrative Agent, in the form attached as Exhibit A hereto, to enter into a Transaction, which shall not be binding upon Administrative Agent unless and until countersigned by Administrative Agent and delivered to Seller. For the avoidance of doubt, a Transaction Request and Confirmation may refer to multiple Purchased Assets; provided that each Purchased Asset shall be deemed to be subject to its own Transaction.

“TRIA” has the meaning specified in paragraph (mmm) of Schedule 1(a) hereof.

“Trust Receipt” means a trust receipt, substantially in the form attached as Exhibit D to the Custodial Agreement, issued by Custodian to Administrative Agent confirming the Custodian’s possession of certain Asset Files which are the property of and held by Custodian for the benefit of Administrative Agent (or any other holder of such trust receipt) or a bailment arrangement with counsel or other third party acceptable to Administrative Agent in its sole and absolute discretion.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 11(e)(6)(ii)(B)(iii) hereof.

“Withholding Agent” means Seller and Guarantor.

3.                  Program; Initiation of Transactions

a.                   From time to time, in the sole discretion of Buyers, Administrative Agent (for the benefit of Buyers) may purchase from Seller certain Eligible Assets that have been purchased or originated by Seller and offered under the Program Agreements for such purpose to Buyers. All Purchased Assets shall be serviced by Servicer subject to the Administrative Agent’s rights herein or in the Servicing Agreement. The aggregate Purchase Price of Purchased Assets subject to outstanding Transactions shall not exceed the Maximum Aggregate Purchase Price.

b.                  With respect to each Transaction, Seller shall give Administrative Agent and Custodian at least five (5) Business Days’ prior notice of any proposed Purchase Date (the date on which such notice is given, the “Notice Date”). On the Notice Date, Seller shall (i) request that Administrative Agent enter into a Transaction by furnishing to Administrative Agent a Transaction Request and Confirmation (with respect to each Eligible Asset) accompanied by a Complete Submission and (ii) deliver to Administrative Agent and Custodian a proposed Purchased Asset Schedule. In the event the Purchased Asset Schedule provided by Seller contains erroneous computer data, is not formatted properly or the computer fields are otherwise improperly aligned, Administrative Agent shall provide written or electronic notice to Seller describing such error and Seller shall correct the computer data, reformat the Eligible Assets or properly align the computer fields.

c.                   Following receipt of a Transaction Request and Confirmation and a Complete Submission, Administrative Agent shall, as hereinafter provided, inform Seller of its election to purchase any Eligible Assets proposed to be sold to Administrative Agent on behalf of Buyers by Seller hereunder. Administrative Agent on behalf of Buyers shall have the right to review all Eligible Assets proposed to be sold to Administrative Agent on behalf of Buyers and conduct its own due diligence investigation of such Eligible Assets as Administrative Agent determines necessary. Upon completion of its review, Administrative Agent shall in its sole discretion determine whether to purchase any or all of such Eligible Assets and consistent with this Agreement, confirm the terms for each such proposed Transaction, including the Purchase Price, Purchase Price Percentage, the Market Value, the Asset Value, the Pricing Rate, and the Repurchase Date for such Transaction. The terms thereof shall be set forth in the Transaction Request and Confirmation signed by the Seller, and countersigned by Administrative Agent, to be returned to Seller on or prior to the Purchase Date. To the extent any term in the Transaction Request and Confirmation is incomplete, inconsistent with, or otherwise adds terms to the agreement, or to the extent Administrative Agent chooses not to enter into a Transaction pursuant to Section 3(e) below, the Administrative Agent shall have no obligation to execute and/or deliver the Transaction Request and Confirmation to the Seller.

d.                  Upon the satisfaction of the applicable conditions precedent set forth in Section 10 hereof, all of Seller’s interest in the Purchased Assets and related Repurchase Assets (other than Seller’s right to repurchase in accordance with Section 4 hereof) shall pass to Administrative Agent on behalf of Buyers on the Purchase Date, against the transfer of the Purchase Price to Seller. Upon transfer of the Purchased Assets to Administrative Agent on behalf of Buyers as set forth in this Section and until termination of any related Transactions as set forth in Sections 4 or 16 of this Agreement, ownership of each Purchased Asset, including each document in the related Asset File and Records, is vested in the Buyers identified under the Administration Agreement; provided that, prior to the recordation by the Custodian as provided for in the Custodial Agreement, record title in the name of Seller to each Purchased Asset shall be retained by Seller in trust, for the benefit of Administrative Agent, for the sole purpose of facilitating the servicing and the supervision of the servicing of the Purchased Assets.

e.                   This Agreement is not a commitment by Administrative Agent to enter into Transactions with Seller but rather sets forth the procedures to be used in connection with periodic requests for Administrative Agent to enter into Transactions with Seller. Seller hereby acknowledges that Administrative Agent is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement.

4.                  Repurchase

a.                   Seller shall repurchase the related Purchased Assets from Administrative Agent on behalf of Buyers on each related Repurchase Date. Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Asset (but liquidation or foreclosure proceeds received by Administrative Agent shall be applied to reduce the Repurchase Price for such Purchased Asset on each Price Differential Payment Date except as otherwise provided herein). Seller is obligated to repurchase and take physical possession of the Purchased Assets from Administrative Agent or its designee (including the Custodian) at Seller’s expense on the related Repurchase Date.

b.                  Provided that no Default or Event of Default shall have occurred and be continuing or result therefrom, and Administrative Agent has received the related Repurchase Price upon repurchase of the Purchased Assets, Administrative Agent and Buyers agree to release their respective ownership interests hereunder in the Purchased Assets (including, the Repurchase Assets related thereto) at the request of Seller.

c.                   With respect to Principal Prepayments in full or part by the related Mortgagor or obligor of a Purchased Asset, Seller agrees to (i) provide Administrative Agent with a copy of a report from the related Servicer indicating that such Purchased Asset has been paid in full or part; (ii) cause to be paid to Administrative Agent from the Deposit Account such portion of the Purchase Price as shall be payable on the date of receipt of such prepayment; and (iii) provide Administrative Agent a notice specifying each Purchased Asset that has been so prepaid. With respect to Purchased Assets being serviced by Third Party Servicers, the Seller and Servicer shall forward to the Deposit Account all payments of principal to the extent received from the underlying obligor and Third Party Servicer. Administrative Agent and Buyers agree to release their respective ownership interests in Purchased Assets which have been prepaid in full after receipt of evidence of compliance with clauses (i) through (iii) of the immediately preceding sentence.

d.                  The Seller may voluntarily repurchase Purchased Assets without penalty or premium on any Business Day by delivering to Administrative Agent a Request for Repurchase and Confirmation no more than once per week unless consented to in writing by Administrative Agent in its sole discretion. If the Seller intends to make such a repurchase, the Seller shall give at least two (2) Business Days’ prior written notice thereof to the Administrative Agent, designating the Purchased Assets to be repurchased, which notice is revocable. If such notice is given and is not timely revoked, the amount specified in such notice shall be due and payable on the date specified therein, and, on receipt, such amount shall be applied to the Repurchase Price for the designated Purchased Assets.

e.                   If the Seller repurchases, in whole or in part, Purchased Assets on any day that is not the Repurchase Date or a Price Differential Payment Date for such Purchased Assets, the Seller shall indemnify the Administrative Agent and hold the Administrative Agent harmless from any actual, out-of-pocket, and not imputed, losses, costs and/or expenses which the Administrative Agent sustains or incurs arising from the reemployment of funds obtained by the Administrative Agent hereunder or from fees payable to terminate the deposits from which such funds were obtained, in each case for the remainder of the applicable 30-day period (“Breakage Costs”). The Administrative Agent shall deliver to the Seller a statement setting forth the amount and basis of determination of any Breakage Costs in such detail as determined by the Administrative Agent to be adequate, it being agreed that such statement and the method of its calculation shall be adequate and shall be conclusive and binding upon the Seller, absent manifest error.

5.                  Price Differential

a.                   On the beginning of each Pricing Period that a Transaction is outstanding, the Pricing Rate shall be reset and, unless otherwise agreed between Administrative Agent and Seller, the accrued and unpaid Price Differential shall be settled in cash on each related Price Differential Payment Date. Two (2) Business Days prior to the Price Differential Payment Date, Administrative Agent shall give Seller written or electronic notice of the amount of the Price Differential due on such Price Differential Payment Date. On the Price Differential Payment Date, Seller shall pay to Administrative Agent (to the extent not paid on such date through the payments required pursuant to Sections 7(d) or 7(e) hereof) the accrued but unpaid Price Differential for the benefit of Buyers for such Price Differential Payment Date (along with any other amounts to be paid pursuant to Section 7 and Section 34), by wire transfer in immediately available funds.

b.                  If Seller fails to pay all or part of the Price Differential by 3:00 p.m. (New York City time) on the related Price Differential Payment Date, with respect to any Purchased Asset, unless there exists sufficient funds in the Deposit Account, Seller shall be obligated to pay to Administrative Agent for the benefit of Buyers (in addition to, and together with, the amount of such Price Differential) interest on the unpaid Repurchase Price at a rate per annum equal to the Post Default Rate calculated from and after such Price Differential Payment Date and until the Price Differential is received in full by Administrative Agent for the benefit of Buyers or until such time that there are sufficient funds in the Deposit Account.

c.                   If prior to any Pricing Period, Administrative Agent determines that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining LIBOR for such Pricing Period, Administrative Agent shall give prompt notice thereof to Seller, whereupon if Administrative Agent is also then converting the pricing rates or interest rates of similarly situated counterparties with similar assets in similar facilities, Pricing Rate for such Pricing Period, and for all subsequent Pricing Periods until such notice has been withdrawn by Administrative Agent, shall be an alternative per annum rate based on an index approximating the behavior of LIBOR, as determined by Administrative Agent.

6.                  Margin Maintenance

a.                   If at any time the Asset Value of any or all of the Purchased Assets subject to Transactions is less than the aggregate Purchase Price for such Purchased Asset or for the then outstanding Transactions, as applicable (a “Margin Deficit”), then, if such Margin Deficit is greater than the Permitted Amount, Administrative Agent may by notice to Seller require Seller to transfer to Administrative Agent for the benefit of Buyers cash in an amount equal to the Margin Deficit (such requirement, a “Margin Call”).

b.                  Notice delivered pursuant to Section 6(a) may be given by any written means. Any notice given before 12:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on such Business Day; notice given after 12:00 p.m. (New York City time) on a Business Day shall be met, and the related Margin Call satisfied, no later than 5:00 p.m. (New York City time) on the following Business Day (the foregoing time requirements for satisfaction of a Margin Call are referred to as the “Margin Deadlines”). The failure of Administrative Agent, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Administrative Agent to do so at a later date. Seller and Administrative Agent each agree that a failure or delay by Administrative Agent to exercise its rights hereunder shall not limit or waive Administrative Agent’s or Buyers’ rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.

c.                   In the event that a Margin Deficit exists with respect to any Purchased Asset, Administrative Agent may retain any funds received by it to which the Seller would otherwise be entitled hereunder, which funds (i) shall be held by Administrative Agent against the related Margin Deficit and (ii) shall be applied by Administrative Agent against the Purchase Price of any Purchased Asset for which the related Margin Deficit remains otherwise unsatisfied. Notwithstanding the foregoing, the Administrative Agent retains the right, in its sole discretion, to make a Margin Call in accordance with the provisions of this Section 6.

d.                  Upon the occurrence of any Purchase Price Reset, Seller shall, unless waived in writing by Administrative Agent, on the following Business Day, remit to Administrative Agent an amount, if any (the “Reset Payment”) such that the then current Asset Value (calculated with the newly applicable Purchase Price Percentage) shall be greater than the Purchase Price then outstanding after application of such payment. Any such amount shall be applied by Administrative Agent to the Repurchase Price of each Purchased Asset pro-rata or as otherwise agreed by Administrative Agent and Seller. Such Reset Payment shall be deemed a margin payment or settlement payment hereunder.

7.                  Income Payments

a.                   The Seller shall cause the Servicer to deposit all Income into the Servicer Account pursuant to the terms of the Servicing Agreement.

b.                  The Deposit Account shall be established by the Seller in accordance with the terms and conditions of the Control Account Agreement concurrently with the execution and delivery of this Agreement by Seller and Administrative Agent. Administrative Agent shall have sole dominion and control over the Deposit Account. On each Servicer Remittance Date, all Income (other than servicing fees and expenses pursuant to the Servicing Agreement) shall be remitted by Servicer into the Deposit Account.

c.                   All such Income held in the Servicer Account and Deposit Account shall be held in trust for Administrative Agent, shall constitute the property of Administrative Agent and shall not be commingled with other property of Seller, any Affiliate of Seller or Servicer.

d.                  In addition, with respect to each Purchased Asset, Seller and Servicer shall deliver to the Custodian of such Purchased Asset a Notice to Mortgagor. Upon the occurrence of an Event of Default, Administrative Agent may deliver such instruction letter to the borrower or obligor under such Purchased Asset.

e.                   Funds deposited in the Deposit Account during any Pricing Period shall be held therein until the next Price Differential Payment Date. On or before 3:00 p.m. (New York time) on the Business Day prior to the Price Differential Payment Date, Seller or Servicer shall deliver to Administrative Agent and the Bank a Distribution Worksheet. Subject to the terms of the Control Account Agreement, on each Price Differential Payment Date, Seller or Servicer shall instruct the Bank to withdraw any funds on deposit in the Deposit Account and distribute such funds as follows:

(1)               first, to Administrative Agent in payment of any accrued and unpaid Price Differential to the extent not paid by Seller to Administrative Agent pursuant to Section 5;

(2)               second, without limiting the rights of Administrative Agent under Section 6 of this Agreement, to Administrative Agent, in the amount of any unpaid Margin Deficit or Reset Payment;

(3)               third, to Administrative Agent in reduction of the Purchase Price of each Purchased Asset, the full amount of any payments of principal or other invested amount received on or with respect to such Purchased Asset multiplied by the Effective Advance Rate, in each case only to the extent not previously paid pursuant to any other provision of this Agreement;

(4)               fourth, to the payment of all other outstanding costs, fees, including, without limitation, the Facility Fee and Extension Fee, if applicable, or other amounts payable to Administrative Agent pursuant to this Agreement; and

(5)               fifth, any remainder shall be paid to Seller.

f.                   Notwithstanding the preceding provisions, if an Event of Default shall have occurred and be continuing hereunder, all funds in the Deposit Account shall be withdrawn and applied:

(1)               first, in the same order of priority as Sections 7(e)(1) – (4) above;

(2)               second, to reduction of the Repurchase Price until reduced to zero; and

(3)               third, any remainder shall be paid to Seller.

g.                   Administrative Agent shall offset against the accrued and outstanding Price Differential all Price Differential payments actually received by Administrative Agent on behalf of Buyers pursuant to Section 5, excluding any amounts paid pursuant to any Price Differential payments made at the Post Default Rate.

8.                  Security Interest

On each Purchase Date, Seller hereby sells, assigns, and conveys all rights and interests in the Purchased Assets on a servicing released basis identified on the related Purchased Asset Schedule and the related Repurchase Assets to Administrative Agent for the benefit of Administrative Agent on behalf of Buyers. Although the parties intend that all Transactions hereunder be sales and purchases and not loans (other than for accounting and tax purposes), in the event any such Transactions are deemed to be loans and in any event, Seller hereby pledges to Administrative Agent as security for the performance by Seller of its Obligations and hereby grants, assigns, and pledges to Buyer a fully perfected first priority security interest in Seller’s rights, title, and interests in the Purchased Assets, the Records, and all related servicing rights, the Program Agreements (to the extent such Program Agreements and Seller’s right thereunder relate to the Purchased Assets), any Property relating to the Purchased Assets, all insurance policies and insurance proceeds relating to any Purchased Asset or the related Mortgaged Property, including, but not limited to, any payments or proceeds under any related primary insurance and hazard insurance, Income, the Deposit Account, Interest Rate Protection Agreements with an Affiliated Hedge Counterparty, accounts (including any interest of Seller in escrow accounts and reserve accounts) relating to the Purchased Assets and any other contract rights, instruments, accounts, payments, rights to payment (including payments of interest or finance charges) general intangibles and other assets relating to the Purchased Assets (including, without limitation, any other accounts) or any other interest in the Purchased Assets and any proceeds (including the related securitization proceeds) and distributions with respect to any of the foregoing and any other property, rights, title or interests as are specified on a Transaction Request and Confirmation and/or Trust Receipt with respect to the Purchased Assets, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Repurchase Assets”). Seller agrees to execute and/or deliver such documents and perform such acts as may be reasonably necessary to fully perfect Administrative Agent’s security interest created hereby. Furthermore, Seller hereby authorizes Administrative Agent on behalf of Buyers to file such financing statement or statements relating to the Repurchase Assets, as the Administrative Agent, at its option, may deem appropriate, describing the collateral as “all assets of the Debtor” or words to that effect, and any limitations on such collateral description, notwithstanding that such collateral description may be broader in scope than the Repurchase Assets described in this Agreement. Seller shall pay the searching and filing costs for any financing statement or statements prepared or searched pursuant to this Agreement.

The Seller acknowledges that it does not have rights to service the Purchased Assets but only has rights as a party to the current Servicing Agreement. Without limiting the generality of the foregoing and in the event that Seller or Guarantor is deemed to retain any residual Servicing Rights, and for the avoidance of doubt, Seller grants, assigns, and pledges to Administrative Agent a security interest in the Servicing Rights, as indicated in the paragraph above. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

9.                  Payment and Transfer

Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Administrative Agent at the following account maintained by Administrative Agent: Account No. 890-1140-821, ABA No. 021000018, Name of Bank: Bank of New York, Bank City and State: New York, NY, Acct Name: Column Financial, Inc., Attention: Credit Suisse CMBS Operations or such other account as Administrative Agent shall specify to Seller in writing. Seller acknowledges that it has no rights of withdrawal from the foregoing account. All Purchased Assets transferred by one party hereto to the other party shall be in the case of a purchase by Administrative Agent in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as Administrative Agent may reasonably request. All Purchased Assets shall be evidenced by a Trust Receipt. Any Repurchase Price received by Administrative Agent after 2:00 p.m. (New York City time) shall be deemed received on the next succeeding Business Day.

10.              Conditions Precedent

a.                   Initial Transaction. As conditions precedent to the initial Transaction, Administrative Agent shall have received on or before the day of such initial Transaction the following, in form and substance satisfactory to Administrative Agent and duly executed by Seller, Guarantor and each other party thereto, as applicable:

(1)               Program Agreements. The Program Agreements (including without limitation, the Guaranty and a Custodial Agreement in a form acceptable to Administrative Agent) duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach, or waiver.

(2)               Security Interest. Evidence that all other actions necessary or, in the opinion of Administrative Agent, desirable to perfect and protect Administrative Agent’s and Buyers’ interest in the Purchased Assets and other Repurchase Assets have been taken, including, without limitation, duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1.

(3)               Organizational Documents. A certificate of the corporate secretary or member, as applicable, of each of Seller and Guarantor, attaching certified copies of such party’s organizational documents and resolutions approving the Program Agreements and transactions thereunder (either specifically or by general resolution) and all documents evidencing other necessary company action or governmental approvals as may be required in connection with the Program Agreements.

(4)               Good Standing Certificate. A certified copy of a good standing certificate from the jurisdiction of organization of Seller and Guarantor dated as of no earlier than the date thirty (30) calendar days prior to the Purchase Date with respect to the initial Transaction hereunder.

(5)               Incumbency Certificate. An incumbency certificate of an officer of each of Seller and Guarantor, certifying the names, true signatures, and titles of the representatives duly authorized to request transactions hereunder and to execute the Program Agreements.

(6)               Opinions of Counsel. An opinion of Seller’s and Guarantor’s counsel, in form and substance acceptable to Administrative Agent in its sole good faith discretion, including, without limitation, with respect to (i) Administrative Agent’s lien on and perfected security interest in the Purchased Assets and the Deposit Account; (ii) the non-contravention, enforceability and corporate opinions with respect to Seller and Guarantor; (iii) the inapplicability of the Investment Company Act of 1940 to Seller and Guarantor; and (iv) the applicability of Bankruptcy Code, “securities contract” and “master repurchase agreement” safe harbors to this Agreement and the Guaranty.

(7)               Fees. Payment of any fees due to Administrative Agent and Buyers hereunder, including the Facility Fee.

(8)               Reserved.

b.                  All Transactions. The obligation of Administrative Agent on behalf of Buyers to enter into each Transaction pursuant to this Agreement is subject to the following conditions precedent:

(1)               Due Diligence Review. Without limiting the generality of Sections 3(c) and 34 hereof, Administrative Agent and Buyers shall have completed, to their satisfaction, their due diligence review of the related Eligible Assets, Seller, Guarantor, and the Servicer.

(2)               Reserved.

(3)               Transaction Documents. Administrative Agent or its designee shall have received on or before the day of such Transaction (unless otherwise specified in this Agreement) the following, in form and substance satisfactory to Administrative Agent and (if applicable) duly executed:

(a)                A Transaction Request and Confirmation delivered pursuant to Section 3(c) hereof;

(b)               Except in the case of a Table-Funded Asset, a Trust Receipt;

(c)                The Closing Data Tape; and

(d)               Such certificates, opinions of counsel or other documents as Administrative Agent may reasonably request.

(4)               Asset File. On or before each Purchase Date with respect to each Purchased Asset, Seller shall deliver or cause to be delivered to Administrative Agent or its designee (initially, the Custodian) the Custodial Asset Transmission. In connection with each sale, transfer, conveyance and assignment of a Purchased Asset, (A) on or prior to each Purchase Date with respect to such Purchased Asset, or (B) on or prior to the Business Day following the Purchase Date with respect to a Table-Funded Asset, Seller shall deliver or cause to be delivered and released to the Custodian the documents set forth in the Asset File, pertaining to each of the Purchased Assets identified in the Custodial Asset Transmission delivered therewith.

(5)               No Default. No Default or Event of Default shall have occurred and be continuing;

(6)               Requirements of Law. Neither Administrative Agent nor Buyers shall have determined that no introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Administrative Agent or any Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Administrative Agent or any Buyer to enter into Transactions with a Pricing Rate based on LIBOR or any alternative rate chosen by Administrative Agent pursuant to Section 5(c) hereof.

(7)               Representations and Warranties. Both immediately prior to the related Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in each Program Agreement shall be true, correct, and complete in all material respects with the same force and effect as if made on and as of such Purchase Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(8)               Reserved.

(9)               Material Adverse Change. None of the following shall have occurred and be continuing:

(a)                Credit Suisse AG, New York Branch’s corporate bond rating as calculated by S&P or Moody’s has been lowered or downgraded to a rating below investment grade by S&P or Moody’s;

(b)               an event or events shall have occurred in the good faith determination of a Buyer resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in such Buyer not being able to finance Purchased Assets through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events;

(c)                an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by mortgage loans or an event or events shall have occurred resulting in a Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or

(d)               there shall have occurred a material adverse change in the financial condition of a Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of such Buyer to fund its obligations under this Agreement.

(10)           Notice to Mortgagors. The Seller shall deliver to the Custodian a completed and signed Notice to Mortgagor with respect to each Purchased Asset subject to a Transaction.

(11)           Fees. Payment of any fees due to Administrative Agent hereunder, including, without limitation, any legal fees subject to Section 11 hereof, any Facility Fee (if applicable) and any Extension Fee (if applicable).

(12)           Future Funding Obligations. Seller may request that Administrative Agent advance additional Purchase Price with respect to amounts funded by Seller in connection with Future Funding Obligation(s). Administrative Agent may advance such additional Purchase Price in its sole and absolute discretion and upon a certification from the Servicer that the conditions to such Future Funding Obligation have been satisfied and such amounts have been advanced. For the avoidance of doubt, in no event shall Administrative Agent advance additional Purchase Price to the extent it would result in the aggregate outstanding Purchase Price to exceed the Maximum Aggregate Purchase Price.

(13)           Table-Funded Assets. Administrative Agent may, in its sole discretion, from time to time, enter into Transactions the subject of which are Table-Funded Assets. In the event Administrative Agent agrees to enter into a Transaction with a Table-Funded Asset, notwithstanding any of the foregoing provisions of this Section 10(b) or any contrary provisions set forth in the Custodial Agreement, solely with respect to any Table-Funded Asset:

(a)                by 11:00 a.m. New York time on the related Purchase Date, Approved Bailee shall deliver signed .pdf copies of the documents constituting the Asset File to Custodian via electronic mail, and Seller shall deliver the appropriate written third-party wire transfer instructions to Administrative Agent;

(b)               not later than 11:00 a.m. New York time on the related Purchase Date, (i) Approved Bailee shall deliver an executed .pdf copy of the Bailee Agreement to Seller, Administrative Agent and Custodian by electronic mail and (ii) Administrative Agent shall fund the Purchase Price in accordance with the applicable Escrow Instruction Letter; and

(c)                on (x) the Business Day following the applicable Purchase Date with respect to any Table-Funded Asset, Seller shall deliver, or cause to be delivered to Custodian, the complete Asset File with respect to such Table-Funded Asset, pursuant to and in accordance with the terms of the Custodial Agreement and (y) on the second (2nd) Business Day following the Purchase Date with respect to any Table-Funded Asset, Custodian shall issue a Trust Receipt to Administrative Agent in respect thereof.

c.                   Transaction Request and Confirmation. Each Transaction Request and Confirmation delivered by the Seller hereunder shall constitute a certification by the Seller that all the conditions set forth in Section 10(b) (other than clause (9) thereof) have been satisfied (both as of the date of such notice or request and as of the date of such purchase). Each Transaction Request and Confirmation (after being executed by Administrative Agent), together with this Agreement, shall be evidence of the terms of the Transaction(s) covered thereby.

11.              Program; Costs; Taxes

a.                   Seller shall reimburse Administrative Agent and Buyers for any of Administrative Agent’s and Buyers’ reasonable costs, including due diligence review costs and reasonable attorneys’ fees, incurred by Administrative Agent in determining the acceptability to Administrative Agent of any Eligible Assets. Seller shall also pay, or reimburse Administrative Agent and Buyers if Administrative Agent or Buyers shall pay, any termination fee, which may be due any servicer. Seller shall pay the reasonable fees and expenses of Administrative Agent’s and Buyers’ counsel in connection with the preparation, negotiation, and execution of the Program Agreements. Reasonable legal fees for any subsequent amendments to this Agreement or related documents shall be borne by Seller. Seller shall pay ongoing custodial and bank fees and expenses and any other ongoing fees and expenses under any other Program Agreement.

b.                  If any Buyer determines that due to the introduction of any change in, or the compliance by, such Buyer with (i) any eurocurrency reserve requirement or (ii) the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), (A) there shall be an increase in the cost to such Buyer in engaging in the present or any future Transactions, or (B) such Buyer shall be subject to any Taxes (other than (1) Indemnified Taxes, (2) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (3) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, then Seller agrees to pay to such Buyer, from time to time, upon demand by such Buyer (with a copy to Custodian) the actual cost of additional amounts as specified by such Buyer to compensate such Buyer for such increased costs.

c.                   With respect to any Transaction, Administrative Agent and Buyers may conclusively rely upon, and shall incur no liability to Seller in acting upon, any request or other communication that Administrative Agent and Buyers reasonably believe to have been given or made by a person authorized to enter into a Transaction on Seller’s behalf, whether or not such person is listed on the certificate delivered pursuant to Section 10(a)(5) hereof. In each such case, Seller hereby waives the right to dispute Administrative Agent’s record of the terms of the Transaction Request and Confirmation, request or other communication.

d.                  Notwithstanding the assignment of the Program Agreements with respect to each Purchased Asset to Administrative Agent for the benefit of Buyers, Seller agrees and covenants with Administrative Agent and Buyers to enforce diligently Seller’s rights and remedies set forth in the Program Agreements.

e.                   Taxes.

(1)               Defined Terms. For purposes of this Section 11(e), the term “applicable law” includes FATCA.

(2)               Payments Free of Taxes. Any and all payments by or on account of any obligation of Seller or Guarantor under the Program Agreements shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Seller or Guarantor, as applicable, shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 11(e)) Administrative Agent receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(3)               Payment of Other Taxes. Seller shall timely pay or cause Guarantor to timely pay to the relevant Governmental Authority in accordance with applicable law any Other Taxes.

(4)               Indemnification. Seller and Guarantor shall jointly and severally indemnify Administrative Agent or a Buyer, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 11(e)) payable or paid by Administrative Agent or such Buyer or required to be withheld or deducted from a payment to Administrative Agent or such Buyer and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Seller or Guarantor by Administrative Agent shall be conclusive absent manifest error.

(5)               Evidence of Payments. As soon as practicable after any payment of Taxes by Seller or Guarantor to a Governmental Authority pursuant to this Section 11(e), Seller shall deliver or cause Guarantor to deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Administrative Agent.

(6)               Status of Administrative Agent or Any Buyer. (i) If any Buyer or Buyer assignee is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Program Agreement, Administrative Agent shall cause each Buyer or Buyer assignee to deliver to Seller, at the time or times reasonably requested by Seller, such properly completed and executed documentation reasonably requested by Seller as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, Administrative Agent shall cause each Buyer and Buyer assignee, if reasonably requested by Seller, to deliver such other documentation prescribed by applicable law or reasonably requested by Seller as will enable Seller to determine whether or not such Buyer or Buyer assignee is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 11(e)(6)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in such Buyer’s or such Buyer’s assignee’s reasonable judgment such completion, execution or submission would subject such Buyer or such Buyer assignee to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Buyer or such Buyer assignee.

(ii) Without limiting the generality of the foregoing, in the event that the Seller is a U.S. Person,

(A) If any Buyer or any Buyer assignee is a U.S. Person, such Buyer or such Buyer assignee shall deliver to Seller on or prior to the date on which such Buyer or such Buyer assignee becomes a party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed originals of IRS Form W-9 certifying that such Buyer or such Buyer assignee is exempt from U.S. federal backup withholding tax;

(B) Any Foreign Buyer shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Buyer becomes a party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), whichever of the following is applicable:

(i) In the case of a Foreign Buyer claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Program Agreement, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Program Agreement, IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii) executed originals of IRS Form W-8ECI;

(iii) In the case of a Foreign Buyer claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Buyer is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Seller within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable); or

(iv) to the extent a Foreign Buyer is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Buyer is a partnership and one or more direct or indirect partners of such Foreign Buyer are claiming the portfolio interest exemption, such Foreign Buyer may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C) Any Foreign Buyer shall, to the extent it is legally entitled to do so, deliver to Seller (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Buyer becomes a party under this Agreement (and from time to time thereafter upon the reasonable request of Seller), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Seller to determine the withholding or deduction required to be made; and

(D) If a payment made to any Buyer or Buyer assignee under any Program Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if such Buyer or Buyer assignee were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Administrative Agent on behalf of such Buyer or such Buyer assignee shall deliver to Seller at the time or times prescribed by law and at such time or times reasonably requested by Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller as may be necessary for Seller to comply with their obligations under FATCA and to determine that such Buyer or such Buyer assignee has complied with such Buyer’s or such Buyer’s assignee’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Buyer or each Buyer assignee agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Seller in writing of its legal inability to do so.

(7)               Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 11(e) (including by the payment of additional amounts pursuant to this Section 11(e)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 11(e) with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (7) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (7), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (7) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

f.                   Each party’s obligations under this Section 11 shall survive any assignment of rights by, or the replacement of, a Buyer or a Buyer assignee, the termination of the Transactions and the repayment, satisfaction or discharge of all obligations under any Program Agreement.

g.                   Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state, and local income and franchise taxes to treat each Transaction as indebtedness of Seller that is secured by the Purchased Assets, and the Purchased Assets as owned by Seller in the absence of an Event of Default by Seller. Buyers and Seller agree that they will treat and report for all tax purposes the Transactions entered into hereunder as one or more loans from any Buyer to Seller secured by the Purchased Assets, unless otherwise prohibited by law or upon a final determination by any taxing authority that the Transactions are not loans for tax purposes.

12.              Servicing

a.                   Seller, on Administrative Agent’s and Buyers’ behalf, shall contract with Servicer to, or if Seller is the Servicer, Seller shall, service the Purchased Assets pursuant to the Servicing Agreement, consistent with the degree of skill and care that Servicer customarily requires with respect to similar Purchased Assets owned or managed by it and in accordance with Accepted Servicing Practices. The Servicing Agreement shall require, inter alia, that Servicer (i) comply with all applicable federal, state and local laws and regulations; (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder; and (iii) not impair the rights of Administrative Agent or Buyers in any Purchased Assets or any payment thereunder. In addition, the Servicing Agreement shall require that the Servicer deposit all collections of Income (other than amounts deposited in escrow accounts pursuant to the Servicing Agreement) received by Servicer on account of the Purchased Assets in the Deposit Account no later than two (2) Business Days following receipt.

b.                  Upon the occurrence of any of (i) an Event of Default hereunder or (ii) an event of default by Servicer under the Servicing Agreement (each a “Servicer Termination Event”), Administrative Agent shall have the right to immediately terminate the Servicer’s right to service the Purchased Assets without payment of any penalty or termination fee. Seller and Servicer shall cooperate in transferring the servicing of the Purchased Assets to a successor servicer appointed by Administrative Agent in its sole discretion.

c.                   If Seller should discover that, for any reason whatsoever, Servicer or any entity responsible for managing or servicing any Purchased Assets has failed to perform in all material respects any of the obligations of such entities with respect to the Purchased Assets, or that an event of default under the Servicing Agreement has occurred, Seller shall promptly notify Administrative Agent.

d.                  In the event that the Servicer is a master servicer of a Purchased Asset which is serviced by a Third Party Servicer, the Seller shall provide promptly to Administrative Agent a Servicer Notice and Acknowledgement addressed to and agreed to by the Third Party Servicer of the related Purchased Assets, advising such Third Party Servicer of such matters as Administrative Agent may reasonably request, including, without limitation, recognition by the master servicer of Administrative Agent’s and Buyers’ interest in such Purchased Assets and the Third Party Servicer’s agreement that upon receipt of notice of an Event of Default from Administrative Agent, it will follow the instructions of Administrative Agent with respect to the Purchased Assets and any related Income with respect thereto.

e.                   Seller shall not employ sub-servicers (other than the Servicer or Affiliates thereof or Third Party Servicers) to service the Purchased Assets without the prior written approval of Administrative Agent, which such approval shall not be unreasonably withheld. If the Purchased Assets are serviced, in whole or in part, by a sub-servicer (i) Servicer shall nevertheless remain primarily liable to Administrative Agent for the servicing of the Purchased Assets under the Servicing Agreement; and (ii) any agreement with a sub-servicer shall entitle Administrative Agent to terminate such sub-servicer without fee or penalty in the event that Servicer is replaced subject to the terms of the applicable sub-servicing agreement.

f.                   Seller shall cause Servicer to provide to Administrative Agent, electronically, in a format mutually acceptable to Administrative Agent and Seller, by no later than the Reporting Date, the Servicing Report.

g.                   For the avoidance of doubt, Seller retains no rights to the servicing other than Seller’s rights under the Servicing Agreement. As such, Seller expressly acknowledges that the Purchased Assets are sold to Administrative Agent for the benefit of Buyers on a “servicing released” basis with such servicing retained by the Servicer.

13.              Representations and Warranties

a.                   Seller represents and warrants to Administrative Agent and Buyers as of the date hereof and as of each Purchase Date for any Transaction and at all times while the Program Agreements are in full force and effect and/or any Transaction under the Agreement is outstanding that:

(1)               Seller Existence. Seller has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.

(2)               Licenses. Seller is duly licensed or is otherwise qualified in each jurisdiction in which it transacts business for the business which it conducts and is not in default of any federal, state or local laws, rules and regulations unless, in any instance, the failure to take such action or to so comply or such default is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect. Seller has the requisite power and authority and legal right to originate and purchase Eligible Assets (as applicable) and to own, sell and grant a lien on all of its right, title and interest in and to the Eligible Assets, and to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement, each Program Agreement and any Transaction Request and Confirmation.

(3)               Power. Seller has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents, and approvals would not be reasonably likely to have a Material Adverse Effect.

(4)               Due Authorization. Seller has all necessary corporate or other power, authority and legal right to execute, deliver, and perform its obligations under each of the Program Agreements, as applicable. This Agreement, any Transaction Request and Confirmation and the Program Agreements have been (or, in the case of Program Agreements and any Transaction Request and Confirmation not yet executed, will be) duly authorized, executed and delivered by Seller, all requisite or other corporate action having been taken, and each is valid, binding and enforceable against Seller in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.

(5)               Reserved.

(6)               Event of Default. There exists no Event of Default under Section 15(b) hereof, which default gives rise to a right to accelerate indebtedness as referenced in Section 15(b) hereof, under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money or to the repurchase of mortgage loans or securities.

(7)               Solvency. Seller is solvent and will not be rendered insolvent by any Transaction and, after giving effect to such Transaction, will not be left with an unreasonably small amount of capital with which to engage in its business. Seller neither intends to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets. The amount of consideration being received by Seller upon the sale of the Purchased Assets to Administrative Agent for the benefit of Buyers constitutes reasonably equivalent value and fair consideration for such Purchased Assets. Seller is not transferring any Purchased Assets with any intent to hinder, delay, or defraud any of its creditors.

(8)               No Conflicts. The execution, delivery, and performance by Seller of this Agreement, any Transaction Request and Confirmation hereunder, and the Program Agreements do not conflict with any term or provision of the organizational documents of Seller or any law, rule, regulation, order, judgment, writ, injunction, or decree applicable to Seller of any court, regulatory body, administrative agency, or governmental body having jurisdiction over Seller, which conflict would have a Material Adverse Effect and will not result in any violation of any such mortgage, instrument, agreement, or obligation to which Seller is a party.

(9)               True and Complete Disclosure. All information, reports, exhibits, schedules, financial statements, or certificates of Seller or any Affiliate thereof or any of their officers furnished or to be furnished to Administrative Agent or Buyers in connection with the initial or any ongoing due diligence of Seller or any Affiliate or officer thereof, or the negotiation, preparation, or delivery of the Program Agreements are true and complete and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All financial statements have been prepared in accordance with GAAP.

(10)           Approvals. No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by Seller of this Agreement, any Transaction Request and Confirmation and the Program Agreements.

(11)           Litigation. There is no action, proceeding or investigation pending with respect to which Seller has received service of process or, to the best of Seller’s knowledge, threatened against it before any court, administrative agency, or other tribunal (A) asserting the invalidity of this Agreement, any Transaction, Transaction Request and Confirmation, or any Program Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, any Transaction Request and Confirmation or any Program Agreement, (C) makes a claim individually in an amount greater than $500,000 or in an aggregate amount greater than $500,000, (D) which requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder, or (E) which might materially and adversely affect the validity of the Mortgage Loans or the performance by it of its obligations under, or the validity or enforceability of, this Agreement, any Transaction Request and Confirmation or any Program Agreement.

(12)           Material Adverse Change. There has been no change having a Material Adverse Effect.

(13)           Ownership. Upon payment of the Purchase Price and the filing of the financing statement and delivery of the Asset Files to the Custodian and the Custodian’s receipt of the related Purchased Asset Schedule, Administrative Agent shall become the sole owner of the Purchased Assets and related Repurchase Assets, free and clear of all liens and encumbrances.

(14)           Taxes. Seller is a U.S. Person. Seller has timely filed all income and other material tax returns required to be filed by it, and has timely paid all income and other material Taxes required to be paid by it (whether or not such Taxes are shown as due on such returns), other than Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been made in accordance with GAAP. There are no Liens for Taxes on any of Seller’s assets or income, other than statutory Liens for Taxes not yet due and payable and with respect to which adequate reserves have been made in accordance with GAAP.

(15)           Investment Company. Seller is not required to register as an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(16)           Chief Executive Office; Jurisdiction of Organization. On the Effective Date, Seller’s chief executive office, is, and has been, located at c/o InPoint Commercial Real Estate Income, Inc., 375 Park Avenue, 25th Floor, New York, New York 10152. On the Effective Date, Seller’s jurisdiction of organization is Delaware. Seller shall provide Administrative Agent with thirty (30) days’ advance notice of any change in Seller’s principal office or place of business or jurisdiction. Seller has no trade name. During the preceding five years, Seller has not been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.

(17)           Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes and records relating to the Purchased Assets and the related Repurchase Assets is its chief executive office.

(18)           ERISA. Each Plan to which Seller or its Subsidiaries make direct contributions, and, to the knowledge of Seller, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other federal or state law.

(19)           Reserved.

(20)           Agreements. Seller is not a party to any agreement, instrument, or indenture or subject to any restriction materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in its financial statements. Seller is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties, or financial condition of Seller as a whole. No holder of any indebtedness of Seller has given notice of any asserted default thereunder.

(21)           Other Indebtedness. Seller has no Indebtedness other than Indebtedness evidenced by this Agreement.

(22)           No Reliance. Seller has made its own independent decisions to enter into the Program Agreements and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Administrative Agent or Buyers as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(23)           Plan Assets. Seller is not an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, the Purchased Assets are not “plan assets” within the meaning of 29 CFR §2510.3-101 as amended by Section 3(42) of ERISA in the Seller’s hands, and transactions by or with Seller are not subject to any state or local statute regulating investments, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

(24)           No Prohibited Persons. Neither Seller nor, to Seller’s knowledge, any of its respective Affiliates, officers, directors, partners or members, is an entity or person (or to the Seller’s knowledge, fifty (50) percent or greater owned by an entity or person): (i)  whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); or (ii) is otherwise the target of sanctions administered by OFAC (any and all parties or persons described in clauses (i) and (ii) above are herein referred to as a “Prohibited Person”).

(25)           Asset File. Each Asset File delivered by Seller represents a true and correct copy of the documents contained therein and each Purchased Asset Schedule and Closing Data Tape, together with all other information contained therein prepared by Seller or its Affiliates and delivered by Seller to Administrative Agent immediately prior to the Purchase Date, is true and correct in all material respects and conforms in all material respects to the Summary Diligence Materials and Preliminary Data Tape previously provided to Administrative Agent and pursuant to which Administrative Agent has elected to enter into the Transaction.

b.                  With respect to every Purchased Asset, Seller represents and warrants to Administrative Agent and Buyers as of the applicable Purchase Date for any Transaction and each date thereafter that each representation and warranty set forth on Schedule 1 is true and correct in all material respects.

c.                   The representations and warranties set forth in this Agreement shall survive transfer of the Purchased Assets to Administrative Agent for the benefit of Buyers and to each Buyer and shall continue for so long as the Purchased Assets are subject to this Agreement. Upon discovery by Seller, Servicer, or Administrative Agent of any breach of any of the representations or warranties set forth in this Agreement, the party discovering such breach shall promptly give notice of such discovery to the others.

14.              Covenants

Seller covenants with Administrative Agent and Buyers that at all times, during the term of this Agreement:

a.                   Litigation. Seller will promptly, and in any event within ten (10) days after service of process on any of the following, give to Administrative Agent notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller or affecting any of the Property of Seller before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim individually in an amount greater than (A) $500,000 with respect to Seller and (B) $1,000,000 with respect to Guarantor, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect. Seller will promptly provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.

b.                  Prohibition of Fundamental Changes. Seller shall not enter into any transaction of merger, consolidation, amalgamation, liquidation, winding up, or dissolution of itself (or suffer any liquidation, winding up, or dissolution) or sell all or substantially all of its assets.

c.                   Servicer. Upon the occurrence of any of the following: (a) the occurrence and continuation of an Event of Default, (b) the fifth (5th) Business Day of each month, or (c) upon the request of Administrative Agent, Seller shall use best efforts to cause Servicer to provide to Administrative Agent, electronically, in a format mutually acceptable to Administrative Agent and Seller, by no later than the Reporting Date, the Servicing Report. Seller shall not cause the Purchased Assets to be serviced by any servicer other than a servicer expressly approved in writing by Administrative Agent on behalf of Buyers, which approval shall be deemed granted by Administrative Agent on behalf of Buyers with respect to Seller with the execution of this Agreement.

d.                  Reserved.

e.                   No Adverse Claims. Seller warrants and will defend, and shall cause any Servicer to defend, the right, title and interest of Administrative Agent and Buyers in and to all Purchased Assets and the related Repurchase Assets against all adverse claims and demands.

f.                   Assignment. Except as permitted herein, Seller shall not sell, assign, transfer, or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate, or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Agreements), any of the Purchased Assets or any interest therein, provided that this Section shall not prevent any transfer of Purchased Assets in accordance with the Program Agreements.

g.                   Security Interest. Seller shall do all things necessary to preserve the Purchased Assets and the related Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, Seller will comply with all rules, regulations and other laws of any Governmental Authority and cause the Purchased Assets and the related Repurchase Assets to comply with all applicable rules, regulations and other laws.

h.                  Records.

(1)               Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Assets in accordance with industry custom and practice for assets similar to the Purchased Assets, including those maintained pursuant to the succeeding subparagraph, and all such Records shall be in Custodian’s possession unless Administrative Agent otherwise approves. Seller will not allow any such papers, records, or files that are an original or an only copy to leave Custodian’s possession, except for individual items removed in connection with servicing a specific Mortgage Loan, in which event Seller will obtain or cause to be obtained a receipt from a financially responsible person for any such paper, record, or file. Seller or the Servicer of the Purchased Assets will maintain all such Records not in the possession of Custodian in good and complete condition in accordance with industry practices for assets similar to the Purchased Assets and preserve them against loss.

(2)               For so long as Administrative Agent has an interest in or lien on any Purchased Asset, Seller will hold or cause to be held all related Records in trust for Administrative Agent. Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Administrative Agent granted hereby.

(3)               Upon reasonable advance notice from Custodian or Administrative Agent, Seller shall (x) make any and all such Records available to Custodian, Administrative Agent or any Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof, and (y) permit Administrative Agent or any Buyer or its authorized agents to discuss the affairs, finances and accounts of Seller with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller with its independent certified public accountants.

i.                    Books. Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Assets to Administrative Agent for the benefit of Buyers.

j.                    Approvals. Seller shall maintain all licenses, permits, or other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Agreements and Seller shall conduct its business strictly in accordance with applicable law.

k.                  Material Change in Business. Seller shall not make any material change in the nature of its business as carried on at the date hereof.

l.                    Distributions. If an Event of Default has occurred and is continuing, Seller shall not pay any dividends with respect to any capital stock or other equity interests in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller. Notwithstanding the foregoing, Seller shall be permitted to make, at any time, distributions necessary under applicable law for Guarantor to maintain its status as a real estate investment trust.

m.                Applicable Law. Seller shall comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority.

n.                  Existence. Seller shall preserve and maintain its legal existence and all of its material rights, privileges, licenses, and franchises.

o.                  Chief Executive Office; Jurisdiction of Organization. Seller shall not move its chief executive office from the address referred to in Section 13(a)(16) or change its jurisdiction of organization from the jurisdiction referred to in Section 13(a)(16) unless it shall have provided Administrative Agent thirty (30) days’ prior written notice of such change.

p.                  Taxes. Seller will remain a U.S. Person. Seller will timely file all income and other material tax returns required to be filed by it, and will timely pay all income and other material Taxes required to be paid by it (whether or not such Taxes are shown as due on such returns), other than Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves are made in accordance with GAAP. Seller will not suffer the creation of any Liens for Taxes on any of its assets or income, other than statutory Liens for Taxes not yet due and payable and with respect to which adequate reserves are made in accordance with GAAP.

q.                  Transactions with Affiliates. Seller will not enter into any transaction, including, without limitation, any purchase, sale, lease, or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under the Program Agreements, (b) in the ordinary course of Seller’s business, or (c) upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate.

r.                    Guarantees. Seller shall not create, incur, assume, or suffer to exist any Guarantees.

s.                   Indebtedness. Seller shall not incur any additional Indebtedness without the prior written consent of Administrative Agent.

t.                    True and Correct Information. All information, reports, exhibits, schedules, financial statements, or certificates provided by or on behalf of Seller, any Affiliate thereof, or any of their officers furnished to Administrative Agent and/or Buyers hereunder and during Administrative Agent’s and/or Buyers’ diligence of Seller is and will be true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements, information, and reports delivered by Seller to Administrative Agent and/or Buyers pursuant to this Agreement shall be prepared in accordance with U.S. GAAP, or, if applicable, to SEC filings, the appropriate SEC accounting regulations.

u.                  Plan Assets. Seller shall not be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and the Seller shall not use “plan assets” within the meaning of 29 CFR §2510.3-101 as amended by Section 3(42) of ERISA to engage in this Agreement or any Transaction hereunder, and transactions by or with Seller or Guarantor shall not be subject to any state or local statute regulating investments of, or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA.

v.                  Hedging. The Seller shall enter or cause to be entered into and maintain Interest Rate Protection Agreement Transactions in an amount and in accordance with Seller’s written policy.

w.                 Reserved.

x.                  Amendments. Seller shall not materially amend, modify, or waive any Purchased Asset Documents relating to the Mortgage Loan without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld, conditioned, or delayed. Without limiting the foregoing, Seller shall provide prompt written notice to Administrative Agent of any amendments, modifications, or waivers relating to the Mortgage Loan, together with a copy thereof. For the avoidance of doubt and without limiting the generality of Section 6 hereof or the definitions of “Market Value” or “Asset Value” hereof, Administrative Agent’s approval of any amendment, modification, or waiver shall not preclude Administrative Agent’s ability to re-determine Market Value of any Purchased Asset as a result of such amendment, modification, or waiver; provided that any such approval and re-determination of Market Value shall in no way limit the Administrative Agent’s right to determine Market Value in the manner and at the times otherwise permitted under the Program Agreements.

y.                  Seller Separateness Covenant. Seller shall (a) own no assets, and will not engage in any business, other than the assets and transactions consistent with those specifically contemplated by this Agreement; (b) not incur any Indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than pursuant hereto; (c) not make any loans or advances to any third party other than in connection with the acquisition or holding of any Purchased Assets or the other Eligible Assets acquired after the date hereof, and shall not acquire obligations or securities of its affiliates; (d) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets (with no obligation to make capital contributions); (e) comply with the provisions of its organizational documents; (f) do all things necessary to observe organizational formalities and to preserve its existence, and will not amend, modify or otherwise change its organizational documents, or suffer same to be amended, modified or otherwise changed, without the prior written consent of Administrative Agent on behalf of Buyers; (g) maintain all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is required under GAAP or as a matter of law); (h) be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its affiliates as a division or part of the other and, where necessary, shall maintain separate stationery, invoices and checks; (i) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (with no obligation to make capital contributions); (j) not engage in or suffer any Change in Control, dissolution, winding up, liquidation, consolidation or merger in whole or in part unless permitted under this Agreement or a Program Agreement; (k) not commingle its funds or other assets with those of any Affiliate or any other Person, except as contemplated by this Agreement; (l) maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other person; (m) not and will not hold itself out to be responsible for the debts or obligations of any other Person (other than as contemplated hereunder); and (n) cause each of its direct and indirect owners to agree not to (i) file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding with respect to Seller; institute any proceedings under any applicable insolvency law or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally with respect to Seller; (ii) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for Seller or a substantial portion of its properties; or (iii) make any assignment for the benefit of Seller’s creditors.

z.                   No Pledge. Seller shall not pledge, transfer or convey any security interest in the Deposit Account to any Person without the express written consent of Administrative Agent.

15.              Events of Default

Each of the following shall constitute an “Event of Default” hereunder:

a.                   Payment Failure. Failure of Seller to pay any of the following, whether by acceleration or otherwise, under the terms of this Agreement, the Pricing Side Letter, or any other Program Agreement:

i.        make any payment of the Price Differential on a Price Differential Payment Date within one (1) Business Day after the due date therefor;

ii.       make any payment of the Repurchase Price on a Repurchase Date;

iii.       make any payment of the Facility Fee or the Extension Fee (if applicable) when that sum has become due;

iv.       make any payment of any other sum that has become due or within five (5) Business Days after the date thereof; or

v.       cure any Margin Deficit or pay any Reset Payment when due pursuant to Section 6 hereof.

b.                  Cross Default. Seller or Guarantor shall be in default under (i) any Indebtedness, in the aggregate, in excess of (A) $500,000 with respect to Seller and (B) $1,000,000 with respect to Guarantor, which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (ii) any other contract or contracts, in the aggregate in excess of (A) $500,000 with respect to Seller and (B) $1,000,000 with respect to Guarantor, which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract.

c.                   Assignment. Assignment or attempted assignment by (i) Seller of this Agreement or any rights hereunder or (ii) Guarantor of the Guaranty or any rights thereunder, in each case, without first obtaining the specific written consent of Administrative Agent, or the granting by Seller of any security interest, lien or other encumbrances on any Purchased Assets to any person other than Administrative Agent.

d.                  Insolvency. An Act of Insolvency shall have occurred with respect to Seller or Guarantor.

e.                   Material Adverse Change. Any Material Adverse Effect shall have occurred as determined by Administrative Agent in its good faith discretion.

f.                   Breach of Identified Representation or Covenant or Obligation. A breach by:

i.                    Seller of any of the representations, warranties or covenants or obligations set forth in Sections 13(a)(1) (Seller and Guarantor Existence), 13(a)(7) (Solvency), 13(a)(12) (Material Adverse Change), 13(a)(21) (Other Indebtedness), 14(b) (Prohibition of Fundamental Changes), 14(l) (Distributions), 14(n) (Existence), 14(r) (Guarantees), 14(s) (Indebtedness), 14(u) (Plan Assets), 14(x) (Amendments), or 14(z) (No Pledge) of this Agreement; or

ii.                  Guarantor of any of the representations, warranties or covenants or obligations set forth in the Guaranty, including, but limited to, Sections 9(a) (Guarantor Existence), 9(f) (Solvency), 9(k) (Material Adverse Change), 10(a) (Prohibition of Fundamental Changes), 10(d) (Distributions), 10(f) (Existence), 10(i) (Plan Assets), or 10(j) (Financial Covenants).

g.                   Breach of Non-Identified Representation or Covenant. A breach by Seller or Guarantor of any other material representation, warranty, or covenant set forth in this Agreement, the Guaranty, or any other Program Agreement (and not otherwise specified in Section 15(f) above), if such breach is not cured within ten (10) Business Days (other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Asset Value, the existence of a Margin Deficit and the obligation to repurchase such Purchased Asset) unless (i) such party shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made, (ii) any such representations and warranties have been determined by Administrative Agent in its sole discretion to be materially false or misleading on a regular basis, or (iii) Administrative Agent, in its sole discretion, determines that such breach of a material representation, warranty or covenant materially and adversely affects (A) the financial condition of such party or (B) Administrative Agent’s determination to enter into this Agreement or Transactions with such party, in which event such breach shall constitute an immediate Event of Default and Seller shall have no cure right hereunder).

h.                  Guarantor Breach. Any repudiation of the Guaranty by Guarantor or if the Guaranty is not enforceable against Guarantor.

i.                    Change of Control. The occurrence of a Change in Control.

j.                    Failure to Transfer. Seller fails to transfer the Purchased Assets to Administrative Agent for the benefit of the applicable Buyer on the applicable Purchase Date (provided Administrative Agent, on behalf of the applicable Buyer, has tendered the related Purchase Price).

k.                  Judgment. A final judgment or judgments for the payment of money in excess of (i) $500,000 individually or in the aggregate shall be rendered against the Seller or (ii) $1,000,000 individually or in the aggregate shall be rendered against the Guarantor, in each case, by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof.

l.                    Government Action. Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Seller or Guarantor, or shall have taken any action to displace the management of Seller or Guarantor or to curtail its authority in the conduct of the business of Seller or Guarantor, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller or Guarantor as an issuer, buyer or a seller/servicer of mortgage loans or securities backed thereby, and such action provided for in this subparagraph shall not have been discontinued or stayed within thirty (30) days.

m.                Inability to Perform. An officer of Seller or Guarantor shall admit, in writing, its inability to, or its intention not to, perform any of Seller’s Obligations or Guarantor’s obligations hereunder or under the Guaranty.

n.                  Security Interest. This Agreement shall for any reason other than the actions or inactions of Administrative Agent or any Buyer to cease to create a valid, first priority security interest in any material portion of the Purchased Assets or other Repurchase Assets purported to be covered hereby.

o.                  Financial Statements. Seller’s or Guarantor’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller or Guarantor as a “going concern” or a reference of similar import.

p.                  Servicer Termination Event. A Servicer Termination Event shall have occurred and Seller shall not have (i) appointed a successor servicer acceptable to Administrative Agent, (ii) transferred the servicing of the Purchased Assets to such successor servicer, or (iii) delivered a fully executed Servicer Notice and Acknowledgement with such successor servicer in each case, within thirty (30) days following the occurrence of such Servicer Termination Event.

An Event of Default shall be deemed to be continuing unless expressly waived by Administrative Agent in writing.

16.              Remedies Upon Default

In the event that an Event of Default shall have occurred and is continuing:

a.                   Administrative Agent may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency of Seller, Guarantor, or any of their respective Affiliates), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). Administrative Agent shall (except upon the occurrence of an Act of Insolvency of Seller, Guarantor or any of their respective Affiliates) give notice to Seller of the exercise of such option as promptly as practicable.

b.                  If Administrative Agent exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Section, (i) Seller’s obligations in such Transactions to repurchase all Purchased Assets, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Section, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by Administrative Agent and applied, in Administrative Agent’s sole discretion, to the aggregate unpaid Repurchase Prices for all outstanding Transactions and any other amounts owing by Seller hereunder, and (iii) Seller shall immediately deliver to Administrative Agent the Asset Files relating to any Purchased Assets subject to such Transactions then in Seller’s possession or control.

c.                   Administrative Agent also shall have the right to obtain physical possession, and to commence an action to obtain physical possession, of all Records and files of Seller relating to the Purchased Assets and all documents relating to the Purchased Assets (including, without limitation, any legal, credit or servicing files with respect to the Purchased Assets) which are then or may thereafter come in to the possession of Seller or any third party acting for Seller. To obtain physical possession of any Purchased Assets held by Custodian, Administrative Agent shall present to Custodian a Trust Receipt. Without limiting the rights of Administrative Agent hereto to pursue all other legal and equitable rights available to Administrative Agent for Seller’s or Guarantor’s failure to perform its obligations under this Agreement, Seller acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and Administrative Agent shall be entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Administrative Agent from pursuing any other remedies for such breach, including the recovery of monetary damages.

d.                  Administrative Agent shall have the right to direct all servicers then servicing any Purchased Assets to remit all collections thereon to Administrative Agent, and if any such payments are received by Seller, Seller shall not commingle the amounts received with other funds of Seller and shall promptly pay them over to Administrative Agent. Administrative Agent shall also have the right to terminate any one or all of the servicers then servicing any Purchased Assets with or without cause. In addition, Administrative Agent shall have the right to immediately sell the Purchased Assets and liquidate all Repurchase Assets. Such disposition of Purchased Assets may be, at Administrative Agent’s option, on either a servicing-released or a servicing-retained basis. Administrative Agent shall not be required to give any warranties as to the Purchased Assets with respect to any such disposition thereof. Administrative Agent may specifically disclaim or modify any warranties of title or the like relating to the Purchased Assets. The foregoing procedure for disposition of the Purchased Assets and liquidation of the Repurchase Assets shall not be considered to adversely affect the commercial reasonableness of any sale thereof. Seller agrees that it would not be commercially unreasonable for Administrative Agent to dispose of the Purchased Assets or the Repurchase Assets or any portion thereof by using Internet sites that provide for the auction of assets similar to the Purchased Assets or the Repurchase Assets, or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Administrative Agent shall be entitled to place the Purchased Assets in a pool for issuance of mortgage-backed securities at the then-prevailing price for such securities and to sell such securities for such prevailing price in the open market. Administrative Agent shall also be entitled to sell any or all of such Purchased Assets individually for the prevailing price. Administrative Agent shall also be entitled, in its sole discretion to elect, in lieu of selling all or a portion of such Purchased Assets, to give the Seller credit for such Purchased Assets and the Repurchase Assets in an amount equal to the Market Value of the Purchased Assets against the aggregate unpaid Repurchase Price and any other amounts owing by the Seller hereunder.

e.                   Upon the happening of one or more Events of Default, Administrative Agent may apply any proceeds from the liquidation of the Purchased Assets and Repurchase Assets to the Repurchase Prices hereunder and all other Obligations in the manner Administrative Agent deems appropriate in its sole discretion and subject to the Administration Agreement.

f.                   Seller shall be liable to Administrative Agent and each Buyer for (i) the amount of all reasonable legal or other expenses (including, without limitation, all costs and expenses of Administrative Agent and each Buyer in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency, or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of counsel (including the costs of internal counsel of Administrative Agent and Buyers) incurred in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

g.                   To the extent permitted by applicable law, Seller shall be liable to Administrative Agent and each Buyer for interest on any amounts owing by Seller hereunder, from the date Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by Seller or (ii) satisfied in full by the exercise of Administrative Agent’s and Buyers’ rights hereunder. Interest on any sum payable by Seller under this Section 16(g) shall be at a rate equal to the Post Default Rate.

h.                  Administrative Agent shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

i.                    Administrative Agent may exercise one or more of the remedies available to Administrative Agent immediately upon the occurrence of an Event of Default and, except to the extent provided in subsections (a) and (d) of this Section, at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Administrative Agent may have.

j.                    Administrative Agent may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Administrative Agent to enforce its rights by judicial process. Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

k.                  Administrative Agent shall have the right to perform due diligence with respect to Seller and the Purchased Assets, which review shall be at the expense of Seller.

l.                    The Seller recognizes that the Administrative Agent may be unable to effect a public sale of any or all of the Purchased Assets. The Seller acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the Administrative Agent than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner.

m.                Nothing contained in the Agreement shall obligate Administrative Agent to segregate any Purchased Assets delivered to Administrative Agent by Seller. Notwithstanding anything to the contrary set forth in the Agreement, in no event shall the Purchased Assets remain in the custody of Seller or any Affiliate of Seller.

17.              Reports

a.                   Notices. Seller shall furnish or shall cause the Guarantor to furnish to Administrative Agent (x) promptly, copies of any material and adverse notices (including, without limitation, notices of defaults, breaches, potential defaults or potential breaches) and any material financial information that is not otherwise required to be provided by Seller hereunder which is given to Seller’s or Guarantor’s lenders, (y) immediately, notice of the occurrence of any Event of Default hereunder or default or breach by Seller or Guarantor of any obligation under any Program Agreement or any material contract or agreement of Seller or Guarantor or the occurrence of any event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or an Event of Default or such a default or breach by such party, and (z) the following:

(1)               as soon as available and in any event within forty-five (45) calendar days after the end of each fiscal quarter, the unaudited consolidated balance sheets of Guarantor and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Guarantor and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Guarantor, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Guarantor and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

(2)               as soon as available and in any event within ninety (90) days after the end of each fiscal year of Guarantor, the consolidated balance sheets of Guarantor and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for the Guarantor and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion and the scope of audit shall be acceptable to Administrative Agent in its sole discretion, shall have no “going concern” qualification and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Guarantor and its respective consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;

(3)               such other information that Administrative Agent may reasonably request;

(4)               if applicable, copies of any 10-Ks, 10-Qs, registration statements and other “corporate finance” SEC filings (other than 8-Ks) by Seller or Guarantor, within five (5) Business Days of their filing with the SEC; provided, that, Seller, Guarantor or any Affiliate will provide Administrative Agent and Credit Suisse First Boston Corporation with a copy of the annual 10-K filed with the SEC by Seller, Guarantor or their Affiliates, no later than 90 days after the end of the year;

(5)               as soon as available, and in any event within thirty (30) days of receipt, copies of relevant portions of all final written Governmental Authority and investor audits, examinations, evaluations, monitoring reviews and reports of its operations (including those prepared on a contract basis) which provide for or relate to (i) material corrective action required, (ii) material sanctions proposed, imposed or required, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, or (iii) “report cards,” “grades” or other classifications of the quality of Seller’s operations;

(6)               promptly upon request, a total loan production volume by Guarantor and its Affiliates;

(7)               monthly, financial statements and any other reports (to the extent received) with respect to the underlying property related to the Purchased Assets;

(8)               from time to time such other information regarding the financial condition, operations, or business of the Guarantor or Seller as Administrative Agent may reasonably request;

(9)               as soon as reasonably possible, and in any event within thirty (30) days after a Responsible Officer of the Guarantor or Seller has knowledge of the occurrence of any Event of Termination, stating the particulars of such Event of Termination in reasonable detail; and

(10)           As soon as reasonably possible, notice of any of the following events:

(a)                change in the insurance coverage required of Seller or Guarantor, pursuant to any Program Agreement, with a copy of evidence of same attached;

(b)               any material dispute, litigation, investigation, proceeding or suspension between Seller or Guarantor, on the one hand, and any Governmental Authority or any Person including, without limitation, any licensing issues;

(c)                any material change in accounting policies or financial reporting practices of Seller or Guarantor;

(d)               with respect to any Purchased Asset, promptly upon receipt of notice or knowledge thereof, that the Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to adversely affect the value of such Purchased Asset;

(e)                any material issues raised upon examination of Seller or facilities of Seller by any Governmental Authority;

(f)                any material change in the Indebtedness of the Guarantor, including, without limitation, any default, renewal, non-renewal, termination, increase in available amount or decrease in available amount related thereto;

(g)                promptly upon receipt of notice or knowledge of (i) any default related to any Purchased Asset, (ii) any lien or security interest (other than security interests created hereby or by the other Program Agreements) on, or claim asserted against, any of the Purchased Assets; or

(h)               any other event, circumstance or condition that has resulted, or has a reasonable possibility of resulting, in a Material Adverse Effect with respect to Seller.

b.                  Officer’s Certificates. Seller shall furnish to Administrative Agent, at the time the Seller furnishes each set of financial statements pursuant to Section 17(a)(1) or (2) above, a certificate of a Responsible Officer of Seller in the form of Exhibit A to the Pricing Side Letter.

c.                   Servicing Reports. Seller shall furnish or cause the Servicer to furnish to Administrative Agent a Servicing Report by no later than the Reporting Date.

d.                  Distribution Worksheet. Seller shall provide to Administrative Agent, electronically, in a format mutually acceptable to Administrative Agent and Seller, a Distribution Worksheet by no later than the Reporting Date.

e.                   Other. Seller shall deliver to Administrative Agent any other reports or information reasonably requested by Administrative Agent or as otherwise required pursuant to this Agreement.

18.              Repurchase Transactions

A Buyer may, in its sole election, engage in repurchase transactions (as “seller” thereunder) with any or all of the Purchased Assets and/or Repurchase Assets or pledge, hypothecate, assign, transfer or otherwise convey any or all of the Purchased Assets and/or Repurchase Assets with a counterparty of such Buyer’s choice (such transaction, a “Repledge Transaction”). Any Repledge Transaction shall be effected by notice to the Administrative Agent, and shall be reflected on the books and records of the Administrative Agent. No such Repledge Transaction shall relieve such Buyer of its obligations to transfer Purchased Assets and Repurchase Assets to Seller (and not substitutions thereof) pursuant to the terms hereof. In the event such Buyer engages in a repurchase transaction with any of the Purchased Assets or otherwise pledges or hypothecates any of the Purchased Assets, such Buyer shall have the right to assign to such Buyer’s counterparty any of the applicable representations or warranties herein and the remedies for breach thereof, as they relate to the Purchased Assets that are subject to such repurchase transaction. In furtherance, and not by limitation of, the foregoing, it is acknowledged that each counterparty under a Repledge Transaction (a “Repledgee”), is a repledgee as contemplated by Sections 9-207 and 9-623 of the UCC (and the relevant Official Comments thereunder). Administrative Agent and Buyers are each hereby authorized to share any information delivered hereunder with the Repledgee.

19.              Single Agreement

Administrative Agent, Buyers, and Seller acknowledge that, and have entered hereunto, and will enter into each Transaction hereunder, in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Administrative Agent, Buyers, and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder and (ii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

20.              Notices and Other Communications

Any and all notices (with the exception of Margin Calls and amounts on account of a Purchase Price Reset, which shall be given in accordance with Section 6 and Transaction Request and Confirmations, which shall be delivered via electronic mail or other electronic medium agreed to by the Administrative Agent and the Seller), statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, messenger or otherwise (including without limitation by electronic transmission) to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person. Except as otherwise provided in this Agreement and except for notices given under Section 3 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted electronically or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

If to Seller:

InPoint CS Loan, LLC
c/o InPoint Commercial Real Estate Income Inc.
375 Park Avenue, 25th Floor
New York, New York 10152

Attention: Jason Fruchtman
Phone Number: 212-468-5764
E-mail: jfruchtman@soundpointcap.com

with a copy to:

Jones Day

250 Vesey Street

New York, New York 10281

Attention: Robert J. Grados, Esq.

Phone Number: 212-326-3843

Email: rgrados@jonesday.com

If to Administrative Agent:

Column Financial, Inc.
Eleven Madison Avenue
New York, New York 10010
Attention: Chuck Lee
Phone Number: 212-538-1262
Email: Chuck.Lee@credit-suisse.com

with a copy to:

Column Financial, Inc.
One Madison Avenue
New York, New York 10010
Attention: Sarah Nelson
Phone Number: 212-325-2525
Email: Sarah.Nelson@credit-suisse.com

and

Email to: Dante.LaRocca@credit-suisse.com, Jack.Hempling@credit-suisse.com, Michael.J.Brunner@credit-suisse.com

21.              Entire Agreement; Severability

This Agreement and the Administration Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

22.              Non assignability

The Program Agreements are not assignable by Seller or Guarantor. Subject to Section 36 (Acknowledgement of Assignment and Administration of Repurchase Agreement) hereof, Administrative Agent and Buyers may from time to time assign all or a portion of their rights and obligations under this Agreement and the Program Agreements pursuant to the Administration Agreement; provided, however that Administrative Agent shall maintain, solely for this purpose as a non-fiduciary agent of Seller, for review by Seller upon written request, a register of assignees (the “Register”) and a copy of an executed assignment and acceptance by Administrative Agent and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned.  The entries in the Register shall be conclusive absent manifest error, and the Seller, Guarantor, Administrative Agent and Buyers shall treat each Person whose name is recorded in the Register pursuant to the preceding sentence as a Buyer hereunder. Upon such assignment and recordation in the Register, (a) such assignee shall be a party hereto and to each Program Agreement to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Administrative Agent and Buyers hereunder, as applicable, and (b) Administrative Agent and Buyers, as applicable, shall be released from its obligations hereunder and under the Program Agreements. Any assignment hereunder shall be deemed a joinder of such assignee as a Buyer hereto. Unless otherwise stated in the Assignment and Acceptance, Seller shall continue to take directions solely from Administrative Agent unless otherwise notified by Administrative Agent in writing. Administrative Agent and Buyers may distribute to any prospective or actual assignee any document or other information delivered to Administrative Agent and/or Buyers by Seller.

Any Buyer may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Agreement; provided, however, (i) such Buyer’s obligations under this Agreement shall remain unchanged; (ii) such Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) the Seller shall continue to deal solely and directly with the Administrative Agent and Buyers in connection with such Buyer’s rights and obligations under this Agreement and the other Program Agreements, and whereby any such participant shall be subject to the obligations of Section 11(e) hereof.

Seller and Guarantor agree that each participant shall be entitled to the benefits of Section 4(e), Section 11(b), and Section 11(e) (subject to the requirements and limitations therein, including the requirements under Section 11(e) (it being understood that the documentation required under Section 11(e)(6) shall be delivered to the participating Buyer)) to the same extent as if it were a Buyer and had acquired its interest by assignment pursuant to this Section 22; provided that such participant shall not be entitled to receive any greater payment under Section 11(b) or Section 11(e), with respect to any participation, than its participating Buyer would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in any applicable law or in the interpretation or application thereof by a Governmental Authority that occurs after the participant acquired the applicable participation. To the extent permitted by applicable law, each Participant shall also be entitled to the benefits of Section 23 to the same extent as if it had acquired its interest by assignment pursuant to this Section 22.

The Administrative Agent and each Buyer may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 22, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to Seller, Guarantor or to any aspect of the Transactions that has been furnished to Administrative Agent and Buyers by or on behalf of Seller; provided that such assignee or participant agrees to hold such information subject to the confidentiality provisions of this Agreement.

23.              Set-off

In addition to any rights and remedies of Administrative Agent and Buyers hereunder and by law, Administrative Agent and Buyers shall have the right, without prior notice to Seller or Guarantor, any such notice being expressly waived by Seller or Guarantor to the extent permitted by applicable law, upon any amount becoming due and payable by Seller or Guarantor hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount from Seller, Guarantor or any Affiliate thereof to a Buyer or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by a Buyer or any Affiliate thereof to or for the credit or the account of Seller or Guarantor or any Affiliate thereof. Administrative Agent agrees promptly to notify Seller and Guarantor after any such set-off and application made by Administrative Agent; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

24.              Binding Effect; Governing Law; Jurisdiction

a.                   This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Seller acknowledges that the obligations of Administrative Agent and Buyers hereunder or otherwise are not the subject of any guaranty by, or recourse to, any direct or indirect parent or other Affiliate of Administrative Agent and Buyers. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

b.                  EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY. EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING. EACH PARTY HERETO HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION THEY MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN ANY COURT IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.

25.              No Waivers, Etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Section 6(a), 6(b), 16(a) or otherwise, will not constitute a waiver of any right to do so at a later date.

26.              Intent

a.                   The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended, a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code, and that the pledge of the Repurchase Assets constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code. Seller, Administrative Agent and Buyers further recognize and intend that this Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Bankruptcy Code Section 365(a).

b.                  Administrative Agent’s or a Buyer’s right to liquidate the Purchased Assets delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 16 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Bankruptcy Code Sections 555, 559 and 561; any payments or transfers of property made with respect to this Agreement or any Transaction to satisfy a Margin Deficit or Purchase Price Reset shall be considered a “margin payment” as such term is defined in Bankruptcy Code Section 741(5).

c.                   The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

d.                  It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

e.                   This Agreement is intended to be a “repurchase agreement” and a “securities contract,” within the meaning of Section 101(47), Section 555, Section 559 and Section 741 under the Bankruptcy Code.

f.                   Each party agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, the Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.

27.              Disclosure Relating to Certain Federal Protections

The parties acknowledge that they have been advised that:

a.                   in the case of Transactions in which one of the parties is a broker or dealer registered with the SEC under Section 15 of the 1934 Act, the Securities Investor Protection Corporation has taken the position that the provisions of the SIPA do not protect the other party with respect to any Transaction hereunder;

b.                  in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

c.                   in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the FDIC or the National Credit Union Share Insurance Fund, as applicable.

28.              Power of Attorney

Seller hereby authorizes Administrative Agent to file such financing statement or statements relating to the Repurchase Assets without Seller’s signature thereon as Administrative Agent, at its option, may deem appropriate. Seller hereby appoints Administrative Agent as Seller’s agent and attorney-in-fact to (i) execute any such financing statement or statements in Seller’s name and to perform all other acts which Administrative Agent deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Repurchase Assets, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing, and sign assignments on behalf of Seller as its agent and attorney-in-fact and (ii) to pay or discharge Taxes and Liens levied or placed on or threatened against the Repurchase Assets. This agency and power of attorney is coupled with an interest and is irrevocable without Administrative Agent’s consent. Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence and continuance of any Event of Default hereunder. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 28. In addition the foregoing, the Seller agrees to execute a Power of Attorney, in the form of Exhibit C hereto, to be delivered on the date hereof.

29.              Buyers May Act Through Administrative Agent

Each Buyer has designated the Administrative Agent under the Administration Agreement for the purpose of performing any action hereunder.

30.              Indemnification; Obligations; Recourse

a.                   Each of Seller and Guarantor agrees to hold Administrative Agent, Buyers and each of their respective Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”) harmless from and indemnify each Indemnified Party (and will reimburse each Indemnified Party as the same is incurred) against all actual, out-of-pocket, and not imputed, liabilities, losses, damages (other than consequential, special, or punitive damages), judgments, costs, and expenses (including, without limitation, reasonable fees, and expenses of counsel) of any kind which may be imposed on, incurred by, or asserted against any Indemnified Party relating to or arising out of this Agreement, any Transaction Request and Confirmation, any Program Agreement or any transaction contemplated hereby or thereby resulting from anything other than the Indemnified Party’s gross negligence or willful misconduct. Seller and Guarantor also agree to reimburse each Indemnified Party for all reasonable expenses in connection with the enforcement of this Agreement and the exercise of any right or remedy provided for herein, any Transaction Request and Confirmation and any Program Agreement, including, without limitation, the reasonable fees and disbursements of counsel. Seller’s and Guarantor’s agreements in this Section 30 shall survive the payment in full of the Repurchase Price and the expiration or termination of this Agreement. Each of Seller and Guarantor hereby acknowledges that its obligations hereunder are recourse obligations of Seller and Guarantor are not limited to recoveries each Indemnified Party may have with respect to the Purchased Assets. Seller and Guarantor also agrees not to assert any claim against Administrative Agent, each Buyer or any of its Affiliates, or any of their respective officers, directors, employees, attorneys, and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the facility established hereunder, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated thereby. This Section 30(a) shall not apply with respect to Taxes other than any Taxes that represent liabilities, losses, damages, costs, or expenses arising from any non-Tax claim. THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.

b.                  Without limitation to the provisions of Section 4, if any payment of the Repurchase Price of any Transaction is made by Seller other than on the then scheduled Repurchase Date thereto as a result of an acceleration of the Repurchase Date pursuant to Section 16 or for any other reason, Seller shall, upon demand by Administrative Agent, pay to Administrative Agent on behalf of Buyers an amount sufficient to compensate Buyers for any actual, out-of-pocket, and not imputed, losses, costs or expenses that they may reasonably incur as of a result of such payment.

c.                   Without limiting the provisions of Section 30(a) hereof, if Seller fails to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of Seller by Administrative Agent (subject to reimbursement by Seller), in its sole discretion.

d.                  The obligations of the Seller from time to time to pay the Repurchase Price, the Price Differential, and all other amounts due and Obligations owing under this Repurchase Agreement shall be full recourse obligations of the Seller.

31.              Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Agreement.

32.              Confidentiality

This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, are proprietary to Administrative Agent and Buyers and shall be held by Seller and Guarantor in strict confidence and shall not be disclosed to any third party without the written consent of Administrative Agent except for (i) disclosure to Administrative Agent’s and Buyers’, Seller’s or Guarantor’s direct and indirect Affiliates and Subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, (ii) disclosure required by law, rule, regulation or order of a court or other regulatory body. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreement, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that Seller may not disclose the name of or identifying information with respect to Administrative Agent and Buyers or any pricing terms (including, without limitation, the Pricing Rate, Facility Fee, Extension Fee, Securitization Fee, Purchase Price Percentage and Purchase Price) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state, and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of the Administrative Agent.

33.              Recording of Communications

Administrative Agent, Buyers, Seller and Guarantor shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions. Administrative Agent, Buyers, Seller and Guarantor consent to the admissibility of such tape recordings in any court, arbitration, or other proceedings. The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties’ agreement.

34.              Periodic Due Diligence Review

Seller acknowledges that Administrative Agent and Buyers have the right to perform continuing due diligence reviews with respect to the Seller and the Purchased Assets, for purposes of verifying compliance with the representations, warranties, and specifications and updating Market Value determinations, made hereunder, or otherwise, and Seller agrees that upon reasonable (but no less than one (1) Business Day) prior notice unless an Event of Default shall have occurred, in which case no notice is required, to Seller, Administrative Agent, Buyers, or their authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Asset Files and any and all documents, data, records, agreements, instruments or information relating to such Purchased Assets in the possession or under the control of Seller, Guarantor, and/or the Custodian. Seller also shall make available to Administrative Agent and Buyers a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Asset Files and the Purchased Assets. Without limiting the generality of the foregoing, Seller acknowledges that Administrative Agent and Buyers may purchase Purchased Assets from Seller based solely upon the information provided by Seller to Administrative Agent and Buyers in the Purchased Asset Schedule and the representations, warranties and covenants contained herein, and that Administrative Agent or Buyers, at their option, have the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets purchased in a Transaction, including, without limitation, ordering broker’s price opinions, new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Purchased Asset and reviewing intercreditor agreements, property management agreements, formation documents of the property owners and their direct and indirect owners, financial statements, environmental and engineering reports, underlying title policies including owner’s and UCC-9 title insurance policies, legal opinions and other documents as may be mutually agreed between Seller and Administrative Agent. Administrative Agent or Buyers may underwrite such Purchased Assets itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller agrees to cooperate with Administrative Agent, Buyers and any third party underwriter in connection with such underwriting, including, but not limited to, providing Administrative Agent, Buyers and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of Seller. Seller further agrees that Seller shall pay all out-of-pocket costs and expenses incurred by Administrative Agent and Buyers in connection with Administrative Agent’s and Buyers’ activities pursuant to this Section 34.

35.              Authorizations

Any of the persons whose signatures and titles appear on Schedule 2 are authorized, acting singly, to act for Seller or Administrative Agent to the extent set forth therein, as the case may be, under this Agreement. The Seller may amend Schedule 2 from time to time by delivering a revised Schedule 2 to Administrative Agent and expressly stating that such revised Schedule 2 shall replace the existing Schedule 2.

36.              Acknowledgment of Assignment and Administration of Repurchase Agreement.

Pursuant to Section 22 (Non assignability) of this Agreement, Administrative Agent may sell, transfer and convey or allocate certain Purchased Assets and the related Repurchase Assets and related Transactions to certain affiliates of Administrative Agent and/or one or more CP Conduits (the “Additional Buyers”). Seller hereby acknowledges and agrees to the joinder of such Additional Buyers and the assignments and the terms and provisions set forth in the Administration Agreement. The Administrative Agent shall administer the provisions of this Agreement, subject to the terms of the Administration Agreement for the benefit of the Buyers and any Repledgees, as applicable. For the avoidance of doubt, all payments, notices, communications and agreements pursuant to this Agreement shall be delivered to, and entered into by, the Administrative Agent for the benefit of the Buyers and/or the Repledgees, as applicable. Furthermore, to the extent that the Administrative Agent exercises remedies pursuant to this Agreement, any of the Administrative Agent and/or any Buyer will have the right to bid on and/or purchase any of the Repurchase Assets pursuant to Section 16 (Remedies Upon Default). The benefit of all representations, rights, remedies and covenants set forth in the Agreement shall inure to the benefit of the Administrative Agent and each Buyer and Repledgee, as applicable. All provisions of the Agreement shall survive the transfers contemplated herein (including any Repledge Transactions) and in the Administration Agreement, except to the extent such provisions are modified by the Administration Agreement. In the event of a conflict between the Administration Agreement and this Agreement, the terms of the Administration Agreement shall control. Notwithstanding that multiple Buyers may purchase individual Mortgage Loans subject to Transactions entered into under this Agreement, all Transactions shall continue to be deemed a single Transaction and all of the Repurchase Assets shall be security for all of the Obligations hereunder, subject to the priority of payments provisions set forth in the Administration Agreement.

37.              Documents Mutually Drafted

The Seller, the Administrative Agent, and the Buyers agree that this Agreement and each other Program Agreement prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.

38.              General Interpretive Principles

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

a.                   the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

b.                  accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

c.                   references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

d.                  a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

e.                   the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;

f.                   the term “include” or “including” shall mean without limitation by reason of enumeration;

g.                   all times specified herein or in any other Program Agreement (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated; and

h.                  all references herein or in any Program Agreement to “good faith” means good faith as defined in Section 5-102(7) of the UCC as in effect in the State of New York.

39.              Specific Performance

Without limiting the rights of Administrative Agent hereto to pursue all other legal and equitable rights available to Administrative Agent for Seller’s or Guarantor’s failure to perform its obligations under this Agreement, Seller and Guarantor acknowledge and agree that the remedy at law for any failure to perform obligations hereunder would be inadequate and Administrative Agent shall be entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Administrative Agent from pursuing any other remedies for such breach, including the recovery of monetary damages.

40.              Conflicts

In the event of any conflict between the terms of this Agreement and any other Program Agreement, the documents shall control in the following order of priority: first, the terms of the Pricing Side Letter shall prevail, then the terms of the Administration Agreement, then the terms of this Agreement shall prevail, and then the terms of the other Program Agreements shall prevail.

41.              Bankruptcy Non-Petition

The parties hereby agree that they shall not institute against, or join any other person in instituting against, any Buyer that is a CP Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing commercial paper note issued by the applicable CP Conduit is paid in full.

42.              Limited Recourse

The obligations of each Buyer under this Agreement or any other Program Agreement are solely the corporate obligations of such Buyer. No recourse shall be had for the payment of any amount owing by any Buyer under this Agreement, or for the payment by any Buyer of any fee in respect hereof or any other obligation or claim of or against such Buyer arising out of or based on this Agreement, against any stockholder, partner, member, employee, officer, director or incorporator or other authorized person of such Buyer. In addition, notwithstanding any other provision of this Agreement, the Parties agree that all payment obligations of any Buyer that is a CP Conduit under this Agreement shall be limited recourse obligations of such Buyer, payable solely from the funds of such Buyer available for such purpose in accordance with its commercial paper program documents. Each party waives payment of any amount which such Buyer does not pay pursuant to the operation of the preceding sentence until the day which is at least one year and one day after the payment in full of the latest maturing commercial paper note (and waives any “claim” against such Buyer within the meaning of Section 101(5) of the Bankruptcy Code or any other debtor relief law for any such insufficiency until such date).

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

COLUMN FINANCIAL, INC., as Administrative Agent

By:	/s/ Charles Y. Lee
	Name:	Charles Y. Lee
	Title:	Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Buyer

By:	/s/ Jack Hempling
	Name:	Jack Hempling
	Title:	Authorized Signatory

By:	/s/ Patrick Duggan
	Name:	Patrick Duggan
	Title:	Authorized Signatory

ALPINE SECURITIZATION LTD, as a Buyer, by Credit Suisse AG, New York Branch as Attorney-in-Fact

By:	/s/ Elie Chau
	Name:	Elie Chau
	Title:	Authorized Signatory

By:	/s/ Patrick Duggan
	Name:	Patrick Duggan
	Title:	Vice President

Signature Page to Master Repurchase Agreement

INPOINT CS LOAN, LLC, as Seller

By:	/s/ Donald MacKinnon
	Name:	Donald MacKinnon
	Title:	President

Signature Page to Master Repurchase Agreement

SCHEDULE 1(a)

REPRESENTATIONS AND WARRANTIES

RE: PURCHASED ASSETS CONSISTING OF COMMERCIAL MORTGAGE LOANS

Seller represents and warrants to Administrative Agent, with respect to each Purchased Asset which is a Commercial Mortgage Loan, that as of the Purchase Date and as of each date while the Program Agreements and the related Transaction hereunder is in full force and effect, the following are true and correct in all material respects. With respect to those representations and warranties which are made to the knowledge of Seller or to the best of Seller’s knowledge or if there is any limitation as to the scope any representation by a knowledge qualifier, if it is discovered by either Seller or Administrative Agent that the substance of such representation and warranty is inaccurate, notwithstanding the lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(a)                The Commercial Mortgage Loan is a performing mortgage loan, and is secured by a first priority security interest in the Mortgaged Property.

(b)               Such Commercial Mortgage Loan is secured by a Mortgaged Property that is a commercial (including retail, office or industrial) and/or multifamily property that is an Income Producing Property.

(c)                Such Commercial Mortgage Loan complies in all material respects with, or is exempt from, all requirements of federal, state or local law relating to such Commercial Mortgage Loan.

(d)               Immediately prior to the sale, transfer and assignment to Administrative Agent thereof, Seller had good and marketable title to, and was the sole owner and holder of, such Commercial Mortgage Loan, and Seller is transferring such Commercial Mortgage Loan free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Commercial Mortgage Loan, and no Mortgage Note or Mortgage is subject to any assignment, participation, or pledge. Upon consummation of the transfers to the Administrative Agent that are contemplated to occur in respect of such Commercial Mortgage Loan on the Purchase Date therefor, Seller will have validly and effectively conveyed to the Administrative Agent all legal and beneficial interest in and to such Commercial Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest.

(e)                No fraudulent acts were committed by Seller in connection with the Seller’s acquisition or origination of such Commercial Mortgage Loan nor were any fraudulent acts committed by any other Person in connection with the origination of such Commercial Mortgage Loan nor were any fraudulent acts committed by any other Person after the date of origination with respect to any Commercial Mortgage Loan.

(f)                The information pertaining to each Commercial Mortgage Loan contained in each of the Complete Submission is true and correct in all material respects as of the Purchase Date and contains all information required by this Agreement to be contained therein.

(g)                Seller is not a party to any document, instrument or agreement, and there is no document that by its terms modifies or affects the rights and obligations of any holder of such Commercial Mortgage Loan and Seller has not consented to any material change or waiver to any term or provision of any such document, instrument or agreement and no such change or waiver exists.

Schedule 1(a)-1

(h)               Such Commercial Mortgage Loan is presently outstanding, the proceeds thereof have been fully and properly disbursed and there is no requirement for any future advances thereunder (except (x) with respect to a Commercial Mortgage Loan with a Future Funding Obligation and (y) in those cases where the full amount of the Commercial Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Mortgagor or other considerations determined by Seller or originator to merit such holdback).

(i)                 Seller has full right, power and authority to sell and assign such Commercial Mortgage Loan and such Commercial Mortgage Loan and any related Mortgage Note has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

(j)                 Other than consents and approvals obtained as of the related Purchase Date or those already granted in the related Mortgage and/or Mortgage Note, no consent or approval by any Person is required in connection with (i) Seller’s sale, and Administrative Agent’s acquisition of, such Commercial Mortgage Loan, (ii) Administrative Agent’s exercise of any rights or remedies in respect of such Commercial Mortgage Loan or (iii) Administrative Agent’s sale, pledge or other disposition of such Commercial Mortgage Loan. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind with respect to the Commercial Mortgage Loan, and no other impediment exists to any such transfer or exercise of rights or remedies.

(k)               No consent, approval, authorization or order of, or registration or filing with, or notice to, any court or governmental agency or body having jurisdiction or regulatory authority (other than those that have been obtained or made) is required for any transfer, pledge, or assignment by the holder of such Commercial Mortgage Loan.

(l)                 Seller does not have notice or knowledge of any outstanding liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind related to such Commercial Mortgage Loan, for which the holder of such Commercial Mortgage Loan is or may become obligated, or with respect to which such Commercial Mortgage Loan is or may become subject.

(m)             Each related Mortgage Note, Mortgage, Assignment of Leases (if a document separate from the Mortgage) and other agreement executed by the related Mortgagor in connection with such Commercial Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor (subject to any non-recourse provisions therein and any applicable state anti-deficiency, one action or market value limit deficiency legislation), enforceable in accordance with its terms, except (i) that certain provisions contained in such Commercial Mortgage Loan documents are or may be unenforceable in whole or in part under any applicable state or federal laws, but neither the application of any such laws to any such provision nor the inclusion of any such provisions renders any of the Commercial Mortgage Loan documents invalid as a whole and such Commercial Mortgage Loan documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby and (ii) as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The related Mortgage Note and Mortgage contain no provision limiting the right or ability of Seller to assign, transfer and convey the related Commercial Mortgage Loan to any other Person. With respect to any Mortgaged Property that has tenants, there exists as either part of the Mortgage or as a separate document, an assignment of leases.

Schedule 1(a)-2

(n)               There is no offset, defense, counterclaim, abatement or right to rescission with respect to any related Mortgage Note, Mortgage or other agreements executed in connection therewith.

(o)               Seller has delivered to Administrative Agent or its designee the original Mortgage Note(s) made in respect of such Commercial Mortgage Loan, together with an original endorsement thereof executed by Seller in blank and the related Asset File.

(p)               Each related Assignment of Mortgage and assignment of Assignment of Leases from Seller in blank constitutes the legal, valid and binding first priority assignment from Seller (assuming the insertion of the Administrative Agent’s name), except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Each Mortgage and Assignment of Leases is freely assignable without the consent of any Person.

(q)               Such Commercial Mortgage Loan is secured by one or more Mortgages and each such Mortgage with respect to a Commercial Mortgage Loan is a valid and enforceable first priority lien on the related Mortgaged Property subject only to the exceptions set forth in paragraph (m) above and the following title exceptions (each such title exception, a “Title Exception”, and collectively, the “Title Exceptions”): (i) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Commercial Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (iii) the exceptions (general and specific) and exclusions set forth in the applicable policy described in paragraph (u) below or appearing of record, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Commercial Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (iv) other matters to which like properties are commonly subject, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Commercial Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property, (v) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property, and (vi) if such Commercial Mortgage Loan is cross-collateralized with any other Commercial Mortgage Loan, the lien of the Mortgage for such Commercial Mortgage Loan, none of which, individually or in the aggregate, materially and adversely interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the Mortgagor’s ability to pay its obligations under the Commercial Mortgage Loan when they become due or materially and adversely affects the value of the Mortgaged Property. Except with respect to cross-collateralized and cross-defaulted Commercial Mortgage Loans that are sold to Administrative Agent pursuant to this Agreement and disclosed to Administrative Agent in writing, and as provided below, there are no mortgage loans that are senior or pari passu with respect to the related Mortgaged Property or such Commercial Mortgage Loan.

Schedule 1(a)-3

(r)                 Uniform Commercial Code financing statements have been filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and recording), in all public places to the extent necessary, to perfect a valid first priority security interest in all items of personal property located on the Mortgaged Property that are owned by the Mortgagor and either (i) are reasonably necessary to operate the Mortgaged Property or (ii) are (as indicated in the appraisal obtained in connection with the origination of the related Commercial Mortgage Loan) material to the value of the Mortgaged Property (other than any personal property subject to a purchase money security interest or a sale and leaseback financing arrangement permitted under the terms of such Commercial Mortgage Loan or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, and the Mortgages, security agreements, chattel mortgages or equivalent documents related to and delivered in connection with the related Commercial Mortgage Loan establish and create a valid and enforceable lien and priority security interest on such items of personalty except as such enforcement may be limited by bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditor’s rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Notwithstanding the foregoing, no representation is made as to perfection of security interests in personal property to the extent action, possession or control beyond the filing of the Uniform Commercial Code financing statements is required in order to effect such perfection.

(s)                All real estate taxes and governmental assessments, or installments thereof, which would be a lien on the Mortgaged Property and that have become delinquent in respect of the Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, has been established in connection with the Mortgage Loan. For purposes of this representation and warranty, real estate taxes and governmental assessments and installments thereof shall not be considered delinquent until the earlier of (i) the date on which interest and/or penalties would first be payable thereon and (ii) the date on which enforcement action is entitled to be taken by the related taxing authority.

(t)                 (i) An engineering report or property condition assessment and (ii) an appraisal (each such appraisal, a “Qualified Appraisal”) of the related Mortgaged Property signed by a qualified appraiser who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof; and whose compensation was and is not affected by the approval or disapproval of the Commercial Mortgage Loan, and such appraisal and appraiser both satisfied either (A) the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or (B) the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act or 1989, in either case as in effect on the date such Commercial Mortgage Loan was originated, were prepared in connection with the origination of each Commercial Mortgage Loan no more than twelve months prior to the origination date of such Commercial Mortgage Loan. The related Mortgaged Property is free and clear of any material damage (other than deferred maintenance for which adequate escrows were established at origination) that would affect materially and adversely the value of such Mortgaged Property as security for the Commercial Mortgage Loan and there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property.

Schedule 1(a)-4

(u)               The lien of each related Mortgage as a first priority lien in the original principal amount of such Commercial Mortgage Loan after all advances of principal is insured by an ALTA lender’s title insurance policy (or a binding, irrevocable and unconditional commitment therefor), or with respect to any Commercial Mortgage Loan for which the related Mortgaged Property is located in California a CLTA lender’s title insurance policy (or a binding, irrevocable and unconditional commitment therefor), or its equivalent as adopted in the applicable jurisdiction (the “Title Policy”) in the original principal amount of such Commercial Mortgage Loan (or with respect to a Commercial Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to Title Exceptions; the mortgagee or its successors or assigns is the sole named insured of such Title Policy; such Title Policy is assignable without consent of the insurer and will inure to the benefit of the mortgagee of record; such Title Policy is in full force and effect upon the consummation of the transactions contemplated by this Agreement; all premiums thereon have been paid; no claims have been made under such Title Policy and no circumstance exists which would impair or diminish the coverage of such Title Policy. The insurer issuing such Title Policy is (x) a nationally recognized title insurance company and (y) qualified to do business in the jurisdiction in which the related Mortgaged Property is located to the extent required; such Title Policy contains no material exclusions for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such insurance is not available) (i) access to a public road or (ii) against any loss due to encroachments of any material portion of the improvements thereon. Neither Seller nor any other holder of the Commercial Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(v)               Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage and meeting the Insurance Rating Requirements, is in an amount (subject to a customary deductible) at least equal to the lesser of (i) the replacement cost of improvements, furniture, fixtures, furnishings and equipment owned by Mortgagor and located on such Mortgaged Property, or (ii) the outstanding principal balance of the Commercial Mortgage Loan, and in any event, the amount necessary to prevent operation of any co-insurance provisions; and is also covered by business interruption or rental loss insurance, in an amount (subject to the customary deductible and except where an applicable tenant lease does not permit the tenant to abate rent under any circumstances) at least equal to twelve (12) months of operations of the related Mortgaged Property, all of which was in full force and effect with respect to the related Mortgaged Property; and all insurance coverage required under the related Commercial Mortgage Loan documents, which insurance covers such risks and is in such amounts as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property in the jurisdiction in which such Mortgaged Property is located, is in full force and effect with respect to the related Mortgaged Property; all premiums due and payable are current and have been paid (or have been financed or are being paid currently in installments); and no notice of termination or cancellation with respect to any such insurance policy has been received by Seller; and except for certain amounts not greater than amounts which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a similar Commercial Mortgage Loan and which are set forth in the related Commercial Mortgage Loan documents, any insurance proceeds in respect of a casualty loss or condemnation awards, will be applied either (i) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses (and, with respect to all insurance proceeds, all property losses in excess of 5% (or such other fixed

Schedule 1(a)-5

percentage as shall be expressly indicated in the Commercial Mortgage Loan documents for the related Mortgaged Property) of the then outstanding principal amount of the related Commercial Mortgage Loan, the mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (ii) the reduction of the outstanding principal balance of the Commercial Mortgage Loan, subject in either case to requirements with respect to leases at the related Mortgaged Property and to other exceptions customarily provided for by prudent institutional lenders for similar loans. The Mortgaged Property is also covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property, in an amount customarily required by prudent institutional lenders. An architectural or engineering consultant has performed an analysis of the Mortgaged Properties located in seismic zone 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML was based on a 475 year lookback with a 10% probability of exceedance in a fifty (50) year period. If the resulting report concluded that the PML would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer meeting the Insurance Rating Requirements. If the Mortgaged Property is located in Florida or within twenty-five (25) miles of the coast of Texas, Louisiana, Mississippi, Alabama, Georgia, North Carolina or South Carolina such Mortgaged Property is insured by windstorm and/or windstorm related perils and/or “named storms” insurance issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms in an amount at least equal to the lesser of (i) the outstanding principal balance of such Commercial Mortgage Loan, (ii) 100% of the full insurable value, or 100% of the replacement cost, of the improvements located on the related Mortgaged Property, or (iii) such other amounts (expressly indicated in the Commercial Mortgage Loan documents) as shall not be less than limits which would be considered prudent by an institutional commercial and/or multifamily mortgage lender with respect to a Commercial Mortgage Loan in the amount of the Commercial Mortgage Loan and secured by property similar to the Mortgaged Property.

The insurance policies contain a standard mortgagee clause naming the mortgagee of the Commercial Mortgage Loan, its successors and assigns as loss payee, in the case of a property insurance policy, and additional insured in the case of a liability insurance policy and provide that they are not terminable without thirty (30) days prior written notice to such mortgagee (or, with respect to non-payment, ten (10) days prior written notice to such mortgagee) or such lesser period as prescribed by applicable law. Each Mortgage requires that the Mortgagor maintain insurance as described above or permits the mortgagee of the Commercial Mortgage Loan to require insurance as substantially described above, and permits such mortgagee to purchase such insurance at the Mortgagor’s expense if Mortgagor fails to do so.

(w)              (i) Other than payments due but not yet thirty (30) days or more delinquent, there is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Mortgage Note or the related Commercial Mortgage Loan documents, and no event has occurred (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, and (ii) Seller has not waived any material default, breach, violation or event of acceleration under such Mortgage or Mortgage Note or the related Commercial Mortgage Loan documents, which in the case of either (i) or (ii), materially and adversely affects the value of the Commercial Mortgage Loan or the value, use or operation of the related Mortgaged Property. Pursuant to the terms of the related Mortgage or the related Mortgage Note and other documents in the related Commercial Mortgage Loan documents no Person or party other than the holder or Servicer of such Mortgage Note may declare any event of default or accelerate the related indebtedness under such Mortgage, Mortgage Note or Commercial Mortgage Loan documents.

Schedule 1(a)-6

(x)               The Commercial Mortgage Loan is not past due in respect of any scheduled payment or part thereof and such Commercial Mortgage Loan has not, since origination, been 30 days or more past due in respect of any scheduled payment or part thereof, and the Commercial Mortgage Loan documents do not provide for any grace period in excess of ten (10) calendar days with respect to delinquent scheduled payments.

(y)               No related Mortgage provides for or permits, without the prior written consent of the holder of the Mortgage Note, the related Mortgaged Property to secure any other promissory note or obligation except as expressly described in such Mortgage.

(z)                The Commercial Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, either: (A) such Commercial Mortgage Loan is secured by an interest in real property (within the meaning of Treasury Regulations Sections 1.856-3(c) and 1.856-3(d)) having a fair market value (1) at the date the Commercial Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Commercial Mortgage Loan on such date or (2) at the Purchase Date at least equal to 80% of the adjusted issue price of the Commercial Mortgage Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Commercial Mortgage Loan and (y) a proportionate amount of any lien on the real property interest that is in parity with the Commercial Mortgage Loan; or (B) substantially all of the proceeds of such Commercial Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Commercial Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Commercial Mortgage Loan was “significantly modified” prior to the Purchase Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was so modified as a result of the default or reasonably foreseeable default of such Commercial Mortgage Loan or (y) meets the requirements described in sub-clause (A)(1) above (substituting the date of the last such modification for the date the Commercial Mortgage Loan was originated) or sub-clause (A)(2) above. Any prepayment premium and yield maintenance charges applicable to the Commercial Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(aa)            Except as set forth on the Phase I Environmental Report with respect to the Mortgaged Property delivered to Administrative Agent, (i) there is no material and adverse environmental condition or circumstance affecting the Mortgaged Property; (ii) Seller has no knowledge of any material violation of any applicable Environmental Law with respect to the Mortgaged Property; (iii) neither Seller nor the Mortgagor has taken any actions which would cause the Mortgaged Property not to be in compliance with all applicable Environmental Laws; (iv) the Mortgage Loan documents require the Mortgagor to comply with all Environmental Laws; and (v) each Mortgagor has agreed to indemnify the mortgagee for any losses resulting from any material, adverse environmental condition or failure of the Mortgagor to abide by such Environmental Laws or has provided environmental insurance. A Phase I environmental site assessment (or update of a previous Phase I and/or Phase II site assessment) and, with respect to certain Commercial Mortgage Loans, a Phase II environmental site assessment (collectively, an “Environmental Site Assessment”) meeting the American Society for Testing and Materials (“ASTM”)

Schedule 1(a)-7

requirements conducted by a reputable environmental consultant in connection with such Commercial Mortgage Loan within twelve (12) months prior to its origination date (or an update of a previous Environmental Site Assessment was prepared), and such Environmental Site Assessment (i) did not identify the existence of recognized Environmental Conditions at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such Environmental Site Assessment, then at least one of the following statements is true: (A) 100% or more of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the Environmental Site Assessment is the institution of an operations or maintenance plan, and such a plan has been required to be instituted by the related Mortgagor that, based on the Environmental Site Assessment, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Purchase Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer meeting the Insurance Rating Requirements; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. Except as set forth in the Environmental Site Assessment, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

(bb)           Each related Mortgage and Assignment of Leases, together with applicable state law, contains customary and enforceable provisions for comparable mortgage loan documents encumbering comparable mortgaged properties similarly situated such as to render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, subject to the effects of bankruptcy, insolvency, receivership, reorganization, moratorium, redemption, liquidation or other laws relating to or affecting the enforcement of creditors’ rights generally, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(cc)            Neither the Mortgaged Property nor any portion thereof, is the subject of, and no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding.

(dd)           Such Commercial Mortgage Loan is a whole loan and contains no equity participation by the lender or shared appreciation feature and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property or provide for negative amortization. Seller does not hold an equity interest in the direct or any indirect owner in such related Mortgagor.

Schedule 1(a)-8

(ee)            Subject to certain exceptions, which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, the related Commercial Mortgage Loan documents contain provisions for the acceleration of the payment of the unpaid principal balance of such Commercial Mortgage Loan if, without complying with the requirements of the Commercial Mortgage Loan documents, (i) the related Mortgaged Property, or any controlling equity interest (as such term is defined in the related Commercial Mortgage Loan documents) in the related Mortgagor, is directly or indirectly transferred or sold (other than by reason of family and estate planning transfers, transfers by devise, descent or operation of law upon the death of a member, general partner or shareholder of the related borrower and transfers of less than a controlling equity interest (as such term is defined in the related Commercial Mortgage Loan documents) in a Mortgagor, issuance of non-controlling new equity interests, transfers to certain affiliates, a specific Person, or a Person satisfying specific criteria, as expressly permitted in the related Commercial Mortgage Loan documents, transfers in connection with any mezzanine debt that existed at origination of the related Commercial Mortgage Loan or is permitted under the related Commercial Mortgage Loan documents, transfers among existing members, partners or shareholders in the Mortgagor or affiliates thereof, transfers among affiliated Mortgagors with respect to Commercial Mortgage Loans which are cross-collateralized or cross-defaulted with other mortgage loans or multi-property Commercial Mortgage Loans or transfers of a nature similar to the foregoing meeting the requirements of the Commercial Mortgage Loan (such as pledges of ownership interests that do not result in a change of control) or a substitution or release of collateral within the parameters of paragraph (hh) below), or (ii) the related Mortgaged Property or controlling equity interest (as such term is defined in the related Commercial Mortgage Loan documents) in the Mortgagor is encumbered in connection with subordinate financing by a lien or security interest against the related Mortgaged Property. The Commercial Mortgage Loan documents require the Mortgagor to pay all reasonable out-of-pocket expenses incurred by the Mortgagor with respect to any transfer, assumption or encumbrance requiring lender’s approval.

(ff)             Except as set forth in the related Complete Submission, the terms of the related Commercial Mortgage Loan documents have not been waived, modified, altered, satisfied, impaired, canceled, subordinated or rescinded in any manner which materially interferes with the security intended to be provided by such Commercial Mortgage Loan documents, and no such waiver, modification, alteration, satisfaction, impairment, cancellation, subordination or rescission has occurred since the date upon which the Complete Submission for such Commercial Mortgage Loan were delivered to Administrative Agent or its designee.

(gg)            Each related Mortgaged Property was inspected (i) by or on behalf of the related originator during the twelve (12) month period prior to the related origination date or (ii) if Seller or an Affiliate did not originate the Commercial Mortgage Loan, by or on behalf of Seller or an Affiliate on or after the date that is six (6) months prior to the date that Seller acquired the Commercial Mortgage Loan.

Schedule 1(a)-9

(hh)           The terms of the related Mortgage or related Commercial Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial defeasance, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Commercial Mortgage Loan, (c) upon a defeasance, (d) releases of out parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Commercial Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a state or any political subdivision or authority thereof. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Commercial Mortgage Loan within the meaning of Treasury Regulations Section 1.860G 2(b)(2) and (ii) would not cause the subject Commercial Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Commercial Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x).

No Commercial Mortgage Loan that is secured by more than one Mortgaged Property or that is cross collateralized with another Commercial Mortgage Loan permits the release of cross collateralization of the related Mortgaged Properties.

(ii)               There are no material violations of any applicable zoning ordinances, building codes or land laws applicable to the Mortgaged Property or the use and occupancy thereof which (i) are not insured by an ALTA lender’s title insurance policy (or a binding, irrevocable and unconditional commitment therefor), or its equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy or (ii) as determined by Seller at the time of origination and based upon reasonable underwriting guidelines utilized by Seller in the ordinary course of business, would have a material adverse effect on the value, operation or net operating income of the Mortgaged Property. The Commercial Mortgage Loan documents require the Mortgaged Property to comply with all applicable laws and ordinances in all material respects.

(jj)               None of the material improvements which were included for the purposes of determining the Appraised Value of the related Mortgaged Property at the time of the origination of the Commercial Mortgage Loan lies outside of the boundaries and building restriction lines of such property (except any encroachments to such boundaries and building restriction lines which constitute legal non-conformities), to an extent which would have a material adverse effect on the value of the Mortgaged Property or the related Mortgagor’s use and operation of such Mortgaged Property (unless affirmatively covered by title insurance) and no improvements on adjoining properties encroach upon such Mortgaged Property except for encroachments that do not have any material adverse effect on the Mortgagor, the Commercial Mortgage Loan or the Mortgaged Property, including, without limitation, to the value or current use of such Mortgaged Property (unless affirmatively covered by title insurance) and no material improvements encroach upon any easements except for encroachments that do not have any material adverse effect on the Mortgagor, the Commercial Mortgage Loan or the Mortgaged Property, including, without limitation, to the value or current use of such Mortgaged Property (unless affirmatively covered by title insurance).

Schedule 1(a)-10

(kk)           The related Mortgagor has covenanted in its organizational documents and/or the Commercial Mortgage Loan documents that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Commercial Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s), that it has its own books and records and accounts separate and apart from those of any other person, and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(ll)               No advance of funds has been made other than pursuant to the loan documents, directly or indirectly, by the mortgagee, Seller, the Servicer or any prior servicer to the Mortgagor and no funds have been received from any Person other than the Mortgagor or its property manager, for or on account of payments due on the Mortgage Note or the Mortgage (other than amounts paid by the tenant into a lender-controlled lockbox as specifically required under a related lease).

(mm)       There is no pending or filed action, suit or proceeding, arbitration or governmental investigation of which mortgagee, Seller, the Servicer or any prior Servicer, has received written notice or other written evidence, against the Mortgagor, any guarantor or other party liable for all or a part of the obligations under the Commercial Mortgage Loan, or the related Mortgaged Property the adverse outcome of which could reasonably be expected to materially and adversely affect (i) such Mortgagor’s title to the related Mortgaged Property, (ii) the validity or enforceability of the related Commercial Mortgage Loan documents, (iii) such Mortgagor’s ability to perform under the related Commercial Mortgage Loan documents, (iv) such guarantor’s ability to perform under the related guaranty, (v) such Mortgagor’s ability to pay principal, interest or any other amounts due under such Commercial Mortgage Loan documents, (vi) the security intended to be provided by the Commercial Mortgage Loan documents, (vii) the current use of the related Mortgaged Property, (viii) such Mortgagor’s title to the Mortgaged Property, or (ix) the validity or enforceability of the related Mortgage.

(nn)           If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and is currently serving under and is named in such Mortgage or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law.

(oo)           The Commercial Mortgage Loan and the interest (exclusive of any default interest, late charges, yield maintenance charges, or prepayment premiums) contracted for complies with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(pp)           Each Commercial Mortgage Loan that is cross-collateralized is cross-collateralized only with other Commercial Mortgage Loans that (i) have been disclosed in writing to Administrative Agent, and (ii) are subject to Transactions under this Agreement as of the Purchase Date and at all times.

Schedule 1(a)-11

(qq)           The improvements located on the related Mortgaged Property are either not located in a federally designated special flood hazard area or, if so located, the related Mortgagor is required to maintain or the mortgagee maintains, flood insurance with respect to such improvements and such policy is in full force and effect in an amount no less than the lesser of (i) the original principal balance of the Commercial Mortgage Loan, (ii) the value of such improvements on the related Mortgaged Property located in such flood hazard area or (iii) the maximum allowed under the related federal flood insurance program.

(rr)              All escrows required (if any) pursuant to the Commercial Mortgage Loan required to be currently deposited with the Servicer or any prior Servicer, or by any Mortgagor or by any prior Mortgagor, in accordance with the Commercial Mortgage Loan documents have been so deposited, are in the possession, or under the control of Seller or Servicer or its agent, and there are no deficiencies in connection therewith.

(ss)             The related Mortgagor, the related lessees, trustee, franchisor or operators are in possession of all material licenses, permits and authorizations then required for the use permitted by the Mortgage Loan documents of the related Mortgaged Property by the related Mortgagor, related lessee, trustee, franchisor, and/or operator. The Commercial Mortgage Loan documents require the Mortgagor to maintain or cause to be maintained all such licenses, permits, certificates of occupancy, and authorizations. All such material licenses, permits, certificates of occupancy, and applicable governmental authorizations are in effect. The Commercial Mortgage Loan documents require the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(tt)               The origination, servicing and collection practices used by Seller (and the related originator if Seller was not the originator) with respect to each Commercial Mortgage Loan have been, in all material respects, legal and as of the date of its origination and in accordance with Accepted Servicing Practices, such Commercial Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Commercial Mortgage Loan.

(uu)           Except for Mortgagors under Commercial Mortgage Loans the Mortgaged Property with respect to which includes a Ground Lease, the related Mortgagor (or its affiliate) has title in the fee simple interest in each related Mortgaged Property.

(vv)           The Commercial Mortgage Loan documents for each Commercial Mortgage Loan provide (or have substantially similar language providing) that such Commercial Mortgage Loan (i) becomes full recourse to the Mortgagor and a guarantor (which is a natural person or persons, or an entity or entities, distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (A) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by the Mortgagor; (B) Mortgagor or guarantor shall have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor; (C) voluntary transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Commercial Mortgage Loan documents; (D) any transfer in violation of transfer restrictions set forth in the related Commercial Mortgage Loan documents; or (E) after an event of default under the underlying Mortgage Loan (after the expiration of any applicable notice or cure periods, if any) that results in lender accelerating the indebtedness, and after exercising remedies against the Mortgaged Property, Mortgagor or any guarantor

Schedule 1(a)-12

intentionally interferes for the sake of delay with lender’s exercise of remedies under the related Mortgage, except for such interference solely related to compulsory counterclaims or colorable defenses brought in good faith; and (ii) contains provisions providing for recourse against the Mortgagor and a guarantor (which is a natural person or persons, or an entity or entities distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of Mortgagor’s: (A) misappropriation of rents after the occurrence of an event of default under the Commercial Mortgage Loan; (B) misappropriation of (x) insurance proceeds or condemnation awards or (y) security deposits or, alternatively, the failure of any security deposits to be delivered to mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Commercial Mortgage Loan event of default); (C) fraud or intentional material misrepresentation; (D) breaches of the environmental covenants in the Commercial Mortgage Loan documents; or (E) commission of intentional material physical waste at the Mortgaged Property.

(ww)        Subject to applicable law and the exceptions set forth in paragraph (m) and upon possession of the Mortgaged Property as required under applicable state law, any Assignment of Leases set forth in the Mortgage or separate from the related Mortgage and related to and delivered in connection with such Commercial Mortgage Loan establishes and creates a valid, subsisting and enforceable lien and security interest in the related Mortgagor’s interest in all leases, subleases, licenses or other agreements with Mortgagor pursuant to which any Person is entitled to occupy, use or possess all or any portion of the real property.

(xx)           If such Commercial Mortgage Loan contains a provision for any defeasance of mortgage collateral, such Commercial Mortgage Loan (A) permits defeasance (1) no earlier than the later of two years after (x) the date of origination of such Commercial Mortgage Loan or (y) the “startup day” (within the meaning of Section 860(G)(a)(9) of the Code) of the REMIC holding such Commercial Mortgage Loan and (2) only with substitute collateral constituting “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii)(A) in an amount sufficient to make all scheduled payments under the Mortgage Note through the related maturity date (or first day of the open period) and (B) provides that such Commercial Mortgage Loan was not originated with the intent to collateralize a REMIC offering with obligations that are not real estate mortgages. In addition, if such Mortgage contains such a defeasance provision, it provides (or otherwise contains provisions pursuant to which the holder can require) that an opinion be provided to the effect that such holder has a first priority security interest in the defeasance collateral. The related Commercial Mortgage Loan documents permit the lender to charge all of its expenses (subject in certain cases to a cap on such expenses) associated with a defeasance to the Mortgagor (including rating agencies’ fees, accounting fees and attorneys’ fees), and provide that the related Mortgagor must deliver (or otherwise, the Commercial Mortgage Loan documents contain certain provisions pursuant to which the lender can require) (a) an accountant’s certification as to the adequacy of the defeasance collateral to make payments under the related Commercial Mortgage Loan through the related maturity date (or first day of the open period), (b) an opinion of tax counsel of nationally recognized standing in the United States experienced in such matters that the defeasance complies with all applicable REMIC Provisions, and (c) assurances from each applicable rating agency that the defeasance will not result in the withdrawal, downgrade or qualification of the ratings assigned to any certificates backed by the related Commercial Mortgage Loan. Notwithstanding the foregoing, some of the Commercial Mortgage Loan documents may not affirmatively contain all such requirements, but such requirements are effectively present in such documents due to the general obligation to comply with the REMIC Provisions and/or deliver a REMIC opinion of tax counsel.

Schedule 1(a)-13

(yy)           The originator of such Commercial Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it originated and held the Commercial Mortgage Loan, and as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Commercial Mortgage Loan.

(zz)            Neither Seller nor any affiliate thereof has any obligation to make any capital contributions to the Mortgagor under the Commercial Mortgage Loan.

(aaa)         The related Mortgaged Property is not encumbered, and none of the Commercial Mortgage Loan documents permits the related Mortgaged Property to be encumbered, without the prior written consent of the holder of such Commercial Mortgage Loan, by any lien other than the lien of such Commercial Mortgage Loan, Title Exceptions and mechanics’ and materialmen’s liens which are bonded over, escrowed for or insured against by the Title Policy referred to herein.

(bbb)       Each related Mortgaged Property constitutes one or more complete separate tax lots which do not include any property which is not part of the Mortgaged Property (or the related Mortgagor has covenanted to obtain separate tax lots and a Person has indemnified the mortgagee for any loss suffered in connection therewith or an escrow of funds in an amount sufficient to pay taxes resulting from a breach thereof has been established), or is subject to an endorsement under the related title insurance policy which insures against any loss resulting therefrom.

(ccc)         The related Commercial Mortgage Loan documents require the Mortgagor to provide the mortgagee with certain financial information at regular intervals specified under the related Commercial Mortgage Loan documents, which in all cases shall include at least the following: (i) annual operating statements; (ii) annual financial statements; and (iii) annual rent rolls.

(ddd)       Each Mortgaged Property (i) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, and (ii) is served by or has uninhibited access rights to public or private water (or well) and sewer (or septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property.

(eee)         Each Mortgaged Property is free and clear of any and all mechanics’ and materialmen’s liens that are prior or equal to the lien of the related Mortgage, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens which are bonded over, escrowed for or insured against by the Title Policy referred to herein.

(fff)          The Mortgaged Property is a real property type that is an office building, a retail property, a Multi-Family Property, a self-storage property, a manufactured housing community, a hotel, an industrial property or other type of Mortgaged Property approved by Administrative Agent.

Schedule 1(a)-14

(ggg)         With respect to any Commercial Mortgage Loan where the Commercial Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(i)     The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage (or, if consent of the lessor thereunder is required, it has been obtained prior to the Purchase Date) and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially and adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease has occurred since the origination of the Commercial Mortgage Loan, except as reflected in any written instruments which are included in the related Asset File.

(ii)   The lessor under such Ground Lease has agreed in a writing included in the related Asset File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the holder of the Commercial Mortgage Loan, and any such action without such consent is not binding on the holder of the Commercial Mortgage Loan, its successors or assigns, except termination or cancellation if (i) an event of default occurs under the Ground Lease, (ii) notice thereof is provided to the holder of the Commercial Mortgage Loan and (iii) such default is curable by the holder of the Commercial Mortgage Loan as provided in the Ground Lease but remains uncured beyond the applicable cure period.

(iii) Such Ground Lease is in full force and effect, there is no material default under such Ground Lease, and there is no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default under such Ground Lease.

(iv) The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the holder of the Commercial Mortgage Loan. The Ground Lease or ancillary agreement further provides that no notice given is effective against the holder of the Commercial Mortgage Loan unless a copy has been given to the holder of the Commercial Mortgage Loan in a manner described in the Ground Lease or ancillary agreement.

(v)   The Ground Lease (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, subject, however, to only the ground lessor’s fee interest and the Title Exceptions or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee of the lessor’s fee interest in the Mortgaged Property is subject.

(vi) The holder of the Commercial Mortgage Loan is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any curable default under such Ground Lease after the holder of the Commercial Mortgage Loan’s receipt of notice of any default before the lessor thereunder may terminate such Ground Lease.

Schedule 1(a)-15

(vii)        Such Ground Lease has an original term (together with any extension options, whether or not currently exercised, set forth therein all of which can be exercised by the holder of the Commercial Mortgage Loan if the holder of the Commercial Mortgage Loan acquires the lessee’s rights under the Ground Lease) that extends not less than forty (40) years beyond the loan closing date of such Commercial Mortgage Loan.

(viii)      Under the terms of such Ground Lease and/or in any writing included in the related Asset File, including any estoppel or consent letter received by the holder of the Commercial Mortgage Loan from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award allocable to Ground Lessee’s interest (other than a de minimis amount for minor casualties in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the holder of the Commercial Mortgage Loan or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment or defeasance of the outstanding principal balance of the Commercial Mortgage Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Commercial Mortgage Loan).

(ix) Provided that the holder of the Commercial Mortgage Loan cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with holder of the Commercial Mortgage Loan upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(x)   The Ground Lease does not place commercially unreasonable restrictions on the identity of the holder of the Commercial Mortgage Loan, and the Ground Lease is assignable to the holder of the Commercial Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with such Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the Commercial Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor.

(xi) There are no commercially unreasonable restrictions on the subletting of such Mortgaged Property in such Ground Lease.

(xii)        In the case of a total or substantially total taking or loss, under the terms of such Ground Lease and/or in any writing included in the related Asset File, including any estoppel or consent letter received by the holder of the Commercial Mortgage Loan from the lessor, and the related Mortgage, taken together, any related insurance proceeds or condemnation award allocable to Ground Lessee’s interest (other than a de minimis amount for minor casualties in respect of a total or substantially total loss or taking) in respect of a total or substantially total taking or loss to the extent not applied to the repair or restoration of all or part of the related Mortgaged Property, with the holder of the Commercial Mortgage Loan or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, will be applied first to the payment or defeasance of the outstanding principal balance of the Commercial Mortgage Loan, together with any accrued interest (except in cases where a different allocation would not be viewed as commercially unreasonable by any commercial mortgage lender, taking into account the relative duration of the Ground Lease and the related Mortgage and the ratio of the market value of the related Mortgaged Property to the outstanding principal balance of such Commercial Mortgage Loan).

Schedule 1(a)-16

(hhh)       The Mortgagor under such Commercial Mortgage Loan is not an Affiliate of Seller.

(iii)             Except as disclosed in the Summary Diligence Materials delivered to the Administrative Agent and previous intercompany transfers, no Commercial Mortgage Loan has been acquired by an Affiliate of Seller other than a direct parent of Seller.

(jjj)             The Mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except as disclosed in writing to Administrative Agent, no Commercial Mortgage Loan has a Mortgagor that is an affiliate of another Mortgagor under another Commercial Mortgage Loan that is also a Purchased Asset.

(kkk)       Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Commercial Mortgage Loans.

(lll)             There exists as part of the related Asset File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Title Exceptions, each related Assignment of Leases creates a valid collateral assignment of, or a valid lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the exceptions in paragraph (m). The related Mortgage or related Assignment of Leases, subject to applicable law, provides that, upon an event of default under the Commercial Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(mmm) The related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Commercial Mortgage Loan, the related Commercial Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Mortgagor under each Commercial Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor shall not be required to spend on terrorism insurance coverage more than 200% of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Asset File (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(nnn)       Pursuant to the terms of the Commercial Mortgage Loan documents, Seller satisfied any transfer conditions or requirements (or such conditions or requirements were validly waived by any requisite parties) in the Commercial Mortgage Loan documents with respect to the pledge of the Commercial Mortgage Loan to the Administrative Agent and the transfer of the Commercial Mortgage Loan to Administrative Agent.

Schedule 1(a)-17

(ooo)       All post-closing obligations due under the Commercial Mortgage Loan have been satisfied.

(ppp)       If the related Commercial Mortgage Loan is floating or adjustable rate, then Seller has obtained an interest rate protection agreement in the form of a cap with respect to the related Commercial Mortgage Loan, in form and substance acceptable to Administrative Agent.

(qqq)       Reserved.

(rrr)            At all times throughout the term of the Purchased Asset, including after giving effect to any transfers permitted pursuant to the related Commercial Mortgage Loan documents, (a) none of the funds or other assets of any Mortgagor, guarantor or other indemnitor shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such United States laws (each, an “Embargoed Person”), with the result that the Purchased Asset made by the related originator is or would be in violation of law, (b) no Embargoed Person shall have any interest of any nature whatsoever in any Mortgagor, guarantor or other indemnitor, with the result that the Purchased Asset is or would be in violation of law, and (c) none of the funds of any Mortgagor or guarantor or other indemnitor shall be derived from any unlawful activity with the result that the Purchased Asset is or would be in violation of law. No Mortgagor, guarantor or other indemnitor is (or will be) a Person with whom Seller is restricted from doing business under regulations of the Office of Foreign Asset Control of the Department of the Treasury of the United States of America (“OFAC”) (including those persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 #13224 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and no such Mortgagor, guarantor or other indemnitor is or shall knowingly engage in any dealings or transactions with such Persons.

(sss)          The Asset File delivered by Seller with respect to such Commercial Mortgage Loan (i) represents a true and correct copy of the documents contained therein and each Purchased Asset Schedule, together with all other information contained therein prepared by Seller or its respective Affiliates and delivered by Seller to Administrative Agent immediately prior to the Purchase Date, (ii) is true and correct, (iii) conforms in all material respects to the Summary Diligence Materials previously provided to Administrative Agent and pursuant to which Administrative Agent has elected to enter into the Transaction, and (iv) constitutes all material loan documents evidencing and/or securing the Commercial Mortgage Loan and the Commercial Mortgage Loan documents have not been materially amended or modified except as set forth in the Commercial Mortgage Loan documents contained in the Asset File delivered by Seller.

Schedule 1(a)-18

SCHEDULE 1(b)

REPRESENTATIONS AND WARRANTIES
RE: PURCHASED ASSETS CONSISTING OF PARTICIPATION INTERESTS

Seller represents and warrants to Administrative Agent, with respect to each Purchased Asset which is a Participation Interest, that as of the Purchase Date and as of each date while the Program Agreements and the related Transaction hereunder is in full force and effect, the following are true and correct in all material respects. With respect to those representations and warranties which are made to the knowledge of Seller or to the best of Seller’s knowledge or if there is any limitation as to the scope any representation by a knowledge qualifier, if it is discovered by either Seller or Administrative Agent that the substance of such representation and warranty is inaccurate, notwithstanding the lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

(a)                The representations and warranties with respect to the related Commercial Mortgage Loan set forth on Schedule 1(a) (other than those contained in subsections (d), (i), (j), (o), (p) and (nnn) thereof) are true and correct in all material respects.

(b)               The Participation Interest is a performing senior or pari passu participation interest in a performing Commercial Mortgage Loan evidenced by a Participation Certificate.

(c)                Seller has good and marketable title to, and is the sole owner and holder of, such Participation Interest, Seller is transferring such Participation Interest free and clear of any and all liens, pledges, encumbrances, charges, security interests or any other ownership interests of any nature encumbering such Participation Interest, other than the first priority security interest of Administrative Agent granted pursuant to this Agreement, and no Participation Interest document is subject to any assignment, participation, or pledge.

(d)               No default or event of default has occurred under any agreement pertaining to any lien or other interest that ranks senior or pari passu to the interests of the holder of such Participation Interest in respect of the related Mortgaged Property and Commercial Mortgage Loan (as applicable) and there is no provision in any such agreement which would provide for any increase in the principal amount of any such lien or other interest.

(e)                No (i) monetary default, breach or violation exists with respect to any agreement or other document governing or pertaining to such Participation Interest, the related Commercial Mortgage Loan or any other obligation of the owner of the Mortgaged Property, (ii) material non-monetary default, breach or violation exists with respect to such Participation Interest, the related Commercial Mortgage Loan, or any other obligation of the owner of the Mortgaged Property, or (iii) event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration.

(f)                None of the Participation Interests (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is Investment Property, (iv) is held in a Deposit Account or (v) constitutes a Security or a Financial Asset. None of the Mortgage Loan documents for the Participation Interest consists of Instruments. For purposes of this paragraph (f), capitalized terms undefined in this Agreement have the meaning given to such term in the Uniform Commercial Code.

Schedule 1(b)-1

(g)                No issuer of the Purchased Asset, no co-participant and no Mortgagor related to any Mortgage Loan, is a debtor in any state or federal bankruptcy or insolvency proceeding.

(h)               The Mortgagor under the related Mortgage Loan is not an Affiliate of Seller.

(i)                 There is no material default, breach, or violation existing under the related Participation Interest documents, and no event has occurred (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, or violation, provided, however, that this representation and warranty does not cover any default, breach, or violation that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by Seller in this Schedule 1(b). Pursuant to the terms of the related Participation Interest documents no Person or party other than the holder of such Participation Interest or an Affiliate of Seller may declare any event of default under such Participation Interest documents.

(j)                 Seller has full right, power and authority to sell and assign such Participation Interest and such Participation Interest, the related Commercial Mortgage Loan, and any related Mortgage Note has not been cancelled, satisfied or rescinded in whole or part nor has any instrument been executed that would effect a cancellation, satisfaction or rescission thereof.

(k)               Other than consents and approvals obtained as of the related Purchase Date or those already granted in the agreement related to the Participation Interest, no consent or approval by any Person is required in connection with (i) Seller’s sale, and Administrative Agent’s acquisition of, such Participation Interest, (ii) Administrative Agent’s exercise of any rights or remedies in respect of such Participation Interest or (iii) Administrative Agent’s sale, pledge or other disposition of such Participation Interest. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option, or other similar rights of any kind with respect to the Participation Interest, and no other impediment exists to any such transfer or exercise of rights or remedies.

(l)                 The Asset File delivered by Seller with respect to such Participation Interest (i) represents a true and correct copy of the documents contained therein and each Purchased Asset Schedule, together with all other information contained therein prepared by Seller or its respective Affiliates and delivered by Seller to Administrative Agent immediately prior to the Purchase Date, (ii) is true and correct, (iii) conforms in all material respects to the Summary Diligence Materials previously provided to Administrative Agent and pursuant to which Administrative Agent has elected to enter into the Transaction, and (iv) constitutes all material documents evidencing and/or securing such Participation Interest and such documents have not been materially amended or modified except as set forth in the documents contained in the Asset File delivered by Seller.

Schedule 1(b)-2

SCHEDULE 2

AUTHORIZED REPRESENTATIVES

SELLER NOTICES

Name: Telephone: E-mail:	Jason Fruchtman 212-468-5764 jfruchtman@soundpointcap.com	Address:	c/o InPoint Commercial Real Estate Income, Inc. 375 Park Avenue, 25th Floor New York, New York 10152

SELLER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:

Name	Title	Email Address	Signature
Mitchell A. Sabshon	Chief Executive Officer	msabshon@inlandinvestments.com	/s/ Mitchell A. Sabshon
Donald MacKinnon	President	dmackinnon@soundpointcap.com	/s/ Donald MacKinnon
Catherine L. Lynch	Chief Financial Officer & Treasurer	lynch@inland-investments.com	/s/ Catherine L. Lynch
Andrew Winer	Chief Investment Officer	awiner@soundpointcap.com	/s/ Andrew Winer
Roderick S. Curtis	Vice President and Secretary	rod.curtis@inland-investments.com	/s/ Roderick S. Curtis
Jason Fruchtman	Head of Capital Markets	jfruchtman@soundpointcap.com	/s/ Jason Fruchtman

Schedule 2-1

ADMINISTRATIVE AGENT AND BUYER NOTICES

Name: Column Financial, Inc.	Address: Eleven Madison Avenue New York, New York 10010
Telephone: 212-538-1807
Email: Chuck.Lee@credit-suisse.com

Name: Column Financial, Inc.	Address: Eleven Madison Avenue New York, New York 10010
Telephone: (212) 538-1262
Email: jack.hempling@credit-suisse.com

Name: Column Financial, Inc.	Address: Eleven Madison Avenue New York, New York 10010
Email: michael.j.brunner@credit-suisse.com

ADMINISTRATIVE AGENT AND BUYER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below, including any other authorized officers, are authorized, acting singly, to act for Administrative Agent and/or Buyers under this Agreement:

Name	Title	Signature
Jack Hempling Chuck Lee Dante LaRocca	Vice President Vice President President	/s/ Jack Hempling /s/ Chuck Lee /s/ Dante LaRocca

Schedule 2-2

EXHIBIT A

FORM OF TRANSACTION REQUEST AND CONFIRMATION

______, 20[__]

Column Financial, Inc.
Eleven Madison Avenue
New York, New York 10010
Attention: Chuck Lee

Attention: Michael J. Brunner

Attention: Jack Hempling

Re:	Master Repurchase Agreement dated as of February 15, 2018 (as amended, restated, supplement, or otherwise modified from time to time, the “Agreement”) by and among Column Financial, Inc. (the “Administrative Agent”), Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (“CS Cayman” and a “Buyer”), Alpine Securitization LTD, an exempted company organized under the laws of the Cayman Islands (“Alpine” and a “Buyer”, and collectively with CS Cayman, the “Buyers”) and InPoint CS Loan, LLC (the “Seller”).
Eligible Asset:
Original Principal Amount of Note:
Purchase Price:

Ladies and Gentlemen:

Pursuant to Section 3 of the Agreement, the Seller hereby requests that the Administrative Agent enter into a Transaction with the Administrative Agent to purchase the Eligible Assets listed on the Purchased Asset Schedule attached hereto as Annex 1 in accordance with the Agreement.

In connection with this Transaction Request and Confirmation, the undersigned hereby certifies that: (i) each of the Transaction conditions precedent set forth in Section 10 of the Agreement has been satisfied as of the date hereof, or will be satisfied at least one Business Day prior to the proposed Purchase Date; (ii) attached hereto as Annex 2 is the Purchase Closing Statement for the Eligible Asset; and (iii) attached hereto is (x) the Summary Diligence Materials relating to the Eligible Asset described on Annex 3 hereto, and (y) with respect to the Eligible Asset, a Preliminary Date Tape containing the data fields set forth in Exhibit B to the Agreement.

Seller hereby represents and warrants to Administrative Agent that the Eligible Assets do not contain a Future Funding Obligation except as set forth in the Purchased Asset Schedule.

Seller hereby acknowledges that this Transaction Request and Confirmation shall not be binding upon Administrative Agent unless and until Administrative Agent has countersigned this Transaction Request and Confirmation and delivered it to Seller.

Exhibit A-1

All capitalized terms used herein but not otherwise defined shall have the meanings specified in the Agreement. The Agreement is incorporated by reference into this Transaction Request and Confirmation, and is made a part hereof as if it were fully set forth herein and as evidenced hereby until all amounts due in connection with this Transaction are paid in full.

[_____________]
By: Name: Title:

Administrative Agent hereby agrees to purchase the Eligible Assets set forth in this Transaction Request and Confirmation pursuant to the provisions of the Agreement and the terms hereof.

Agreed and Accepted:
Column Financial, Inc.
By: Name: Title:

Exhibit A-2

Annex 1 to Exhibit A

PURCHASED ASSET SCHEDULE[1]

	Property Name	Name of Borrower	Proposed Purchase Date	Asset Class[1]	Asset Type	Original Unpaid Principal Amount of Eligible Asset	Current Unpaid Principal Amount of Eligible Asset	Current Market Value	Maximum Purchase Price Percentage	Asset Value	Future Funding Obligation, if any	Effective Purchase Price Percentage	Purchase Price	Pricing Rate	Repurchase Date, if any

TOTAL

[1]  Any Purchased Asset Schedule attached electronically to any Transaction Request and Confirmation shall be attached as a “pdf” file.

[2]  Commercial Mortgage Loan or Participation Interest

Annex 1 to Exhibit A - Page 1

Annex 2 to Exhibit A

PURCHASE CLOSING STATEMENT

Column Financial, Inc.

Date [_____]

SOURCES OF CASH:

[ELIGIBLE ASSETS]		$[________]

Net proceeds to:	TOTAL:	$[________]

Account Name:	[________]
Bank Name:	[________]
Bank City/State:	[________]
ABA #:	[________]
Beneficiary Acct #:	[________]
Reference:	[________]
Contact Name/Number:	[________]

Annex 2 to Exhibit A - Page 1

Annex 3 to Exhibit A

SUMMARY DUE DILIGENCE MATERIALS

For Commercial Mortgage Loans:

1.	Underwriting
2.	Appraisal
3.	Engineering
4.	Environmental
5.	Current Financial Statements
6.	Current Rent Roll
7.	Closing Binder

For Participation Interests:

1. Underwriting

2. Appraisal

3. Engineering

4. Environmental

5. Current Financial Statements

6. Current Rent Roll

7. Closing Binder

8. Documents Evidencing Participation Agreement

9. Participation Certificate (if any)

Annex 3 to Exhibit A - Page 1

EXHIBIT B

FORM OF CLOSING DATA TAPE

  Loan Number
  Project_Name
  Loan_Number
  Seller
  Property_Address
  City
  State
  Zip_Code
  Property_Type
  Year_Built
  #of Properties
  Year Renovated
  Occupancy
  Date_Occupancy
  Units/Pads/Rooms
  NRSF
  Appraisal Value
  Appraisal Date
  Cross Collateralized
  Cross_Defaulted
  Original_Balance
  Current_Balance (at cut-off)
  Current_Participated_Balance (at cut-off)
  Position in Capital Structure
  First Mortgage Balance Collateral
  Subordinate Balance Collateral
  Closed
  Funding_Date
  First_Pay_Date
  Rate
  Spread Index
  Monthly Debt Service
  Loan_Type
  Interest_Rate_Cap
  Future additional debt
  Remaining I/O Terms (months)
  Note Rate At Cut-off
  Interest Accrual Method Code
  Prepayment Terms Description
  First Rate Adjustment Date
  First Payment Adjustment Date
  Lifetime Rate Floor
  Periodic Rate Increase Limit
  Periodic Rate Decrease Limit
  Payment Frequency
Exhibit B-1

  Maturity Date At Cut-off
  Last Extended Maturity Date
  Ownership_Interest
  Ground Lease (Y/S/N)
  Cross-Collateralized Loan Grouping
  Lien_Position
  Fixed or Floating
  Subordinate Debt
  Loan_Purpose SPE
  Lockbox
  Escrows
  Actual_NOI
  Actual NOT Period (eg t-12 3/31/2013 etc)
  UW_NOI
  UW date based on
  UW_Resv
  UW_NCF
  UW_NDSC
  UW DY
  Lockout Expiration Date
  OriginalTerm
  AmortTerm
  Rem_Term
  Rem_AmTerm
  CLTV (Combined LTV all debt)
  BLTV (Senior debt LTV)
  Recourse Loan
  Recourse to:
  Recourse Provider Net Worth
  Sponsor (Current)
  Sponsor Net Worth
  Loan Revised//Amended YorN
  Property or loan transferred YorN
  Transfer Date(if applicable)
  Initial Funded Balance
  Current Funded Balance
  Future Funding Obligation (FFO)
  FFO Funding Requirement
  Total Debt Commitment
  Gross Margin
  Libor Floor
  Libor Cap
  Libor Cap Provider
  # of Extension Options
  1st Extension Option (term)
  2nd Extension Option (term)
  3rd Extension Option (term)
  Fully Extended Loan Term (Orig)
  Fully Extended MAT Date
  Duplicate UW Fields (59-64); have 1st as As Is “and 2nd set As Stabilized”

Exhibit B-2

EXHIBIT C

FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that InPoint CS Loan, LLC (“Seller”) hereby irrevocably constitutes and appoints Column Financial, Inc. (“Administrative Agent”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Administrative Agent’s discretion:

(a)                in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets purchased by Administrative Agent on behalf of certain Buyers under the Master Repurchase Agreement (as amended, restated, supplemented, or otherwise modified) dated February 15, 2018 (the “Assets”) and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Administrative Agent for the purpose of collecting any and all such moneys due with respect to any other assets whenever payable;

(b)               to pay or discharge taxes and liens levied or placed on or threatened against the Assets;

(c)                to direct any party liable for any payment under any Assets to make payment of any and all moneys due or to become due thereunder directly to Administrative Agent or as Administrative Agent shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets; (iii) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets; (v) to defend any suit, action or proceeding brought against Seller with respect to any Assets; (vi) to settle, compromise or adjust any suit, action or proceeding described in clause (iv) above and, in connection therewith, to give such discharges or releases as Administrative Agent may deem appropriate; and (vii) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Administrative Agent were the absolute owner thereof for all purposes, and to do, at Administrative Agent’s option and Seller’s expense, at any time, and from time to time, all acts and things which Administrative Agent deems necessary to protect, preserve or realize upon the Assets and Administrative Agent’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do;

(d)               for the purpose of carrying out the transfer of servicing with respect to the Assets from Seller to a successor servicer appointed by Administrative Agent in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, Seller hereby gives Administrative Agent the power and right, on behalf of Seller, without assent by Seller, to, in the name of Seller or its own name, or otherwise, prepare and send or cause to be sent “good-bye” letters to all mortgagors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Administrative Agent in its sole discretion;

Exhibit C-1

(e)                for the purpose of delivering any notices of sale to mortgagors or other third parties, including without limitation, those required by law.

Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

Seller also authorizes Administrative Agent, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND ADMINISTRATIVE AGENT ON ITS OWN BEHALF AND ON BEHALF OF ADMINISTRATIVE AGENT’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING REASONABLY RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURES FOLLOW.]

Exhibit C-2

IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed and Seller’s seal to be affixed this ______ day of _____________, 201_.

InPoint CS Loan, LLC, as Seller

By: ____________________________

Name:

Title:

Signature Page to Power of Attorney

STATE OF	)
	)	ss.:
COUNTY OF	)

On the ____ day of ______________, 201_ before me, a Notary Public in and for said State, personally appeared ________________________________, known to me to be _____________________________________ of INPOINT CS LOAN, LLC, the institution that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

_____________________________
Notary Public

My Commission expires ________________________________

Signature Page to Power of Attorney

EXHIBIT D

RESERVED

Exhibit D

EXHIBIT E

FORM OF DISTRIBUTION WORKSHEET

1.	Trading Account
2.	Security Number
3.	Loan #
4.	Asset Name
5.	Asset Type
6.	Start Date
7.	End Date
8.	Days of Interest Applied
9.	Pricing Rate
10.	All-in Rate
11.	Current Advanced Amount
12.	Total Interest Due
13.	Total Interest Received w/ Loan Payment

Exhibit E

EXHIBIT F-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Buyers That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Master Repurchase Agreement dated as of February 15, 2018 (as amended, restated, supplemented, or otherwise modified from time to time, the “Agreement”), among InPoint CS Loan, LLC (the “Seller”), Column Financial, Inc. (the “Administrative Agent”), Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (“CS Cayman” and a “Buyer”) and Alpine Securitization LTD, an exempted company organized under the laws of the Cayman Islands (“Alpine” and a “Buyer”).

Pursuant to the provisions of Section 11(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the ownership interest in the Transaction(s) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Seller within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Seller as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Seller with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Seller, and (2) the undersigned shall have at all times furnished the Seller with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

COLUMN FINANCIAL, INC.
By:
(i) Name:
(ii) Title:

Date: ________ __, 20[ ]

Exhibit F-1

EXHIBIT F-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Master Repurchase Agreement dated as of February 15, 2018 (as amended, restated, supplemented, or otherwise modified from time to time, the “Agreement”), among InPoint CS Loan, LLC (the “Seller”), Column Financial, Inc. (the “Administrative Agent”), Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (“CS Cayman” and a “Buyer”) and Alpine Securitization LTD, an exempted company organized under the laws of the Cayman Islands (“Alpine” and a “Buyer”).

Pursuant to the provisions of Section 11(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Seller within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Seller as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Buyer with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Buyer in writing, and (2) the undersigned shall have at all times furnished such Buyer with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]
By:
(iii) Name:
(iv) Title:

Date: ________ __, 20[ ]

Exhibit F-2

EXHIBIT F-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Master Repurchase Agreement dated as of February 15, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), among InPoint CS Loan, LLC (the “Seller”), Column Financial, Inc. (the “Administrative Agent”), Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (“CS Cayman” and a “Buyer”) and Alpine Securitization LTD, an exempted company organized under the laws of the Cayman Islands (“Alpine” and a “Buyer”).

Pursuant to the provisions of Section 11(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Seller within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Seller as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Buyer with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Buyer and (2) the undersigned shall have at all times furnished such Buyer with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF PARTICIPANT]
By:
(v) Name:
(vi) Title:

Date: ________ __, 20[ ]

Exhibit F-3

EXHIBIT F-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Buyers That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Master Repurchase Agreement dated as of February 15, 2018 (as amended, restated, supplemented, or otherwise modified from time to time, the “Agreement”), among InPoint CS Loan, LLC (the “Seller”), Column Financial, Inc. (the “Administrative Agent”), Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (“CS Cayman” and a “Buyer”) and Alpine Securitization LTD, an exempted company organized under the laws of the Cayman Islands (“Alpine” and a “Buyer”).

Pursuant to the provisions of Section 11(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the ownership interest in the Transaction(s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such interest, (iii) with respect to such interest, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Seller within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Seller as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Seller with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Seller, and (2) the undersigned shall have at all times furnished the Seller with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[NAME OF BUYER]
By:
(vii) Name:
(viii) Title:

Date: ________ __, 20[ ]

Exhibit F-4

EXHIBIT G

FORM OF NOTICE TO MORTGAGOR

NOTICE TO MORTGAGORS

[__________]

[Name of Mortgagor]
[Address]
[__________]
Fax:
Phone:

[Name of Mortgagor]
[Address]
[__________]
Fax:
Phone:

Re:	Transfer of Loan

Ladies and Gentlemen:

We hereby notify you that your loan has been transferred to Column Financial, Inc. and [________] will be the servicer of your loan. As such all future payments shall be made to the following account:

Wire Instructions:	[__________]
Account #: [________]
Account Name: [________]
Attention: [_______]
Reference: [Loan/Property Name]

Exhibit G-1

Please send all questions and correspondence to the following address:

[__________]

Very truly yours,

InPoint CS Loan, LLC, as Seller
By: Name: Title: Date:

Exhibit G-2

EXHIBIT H

REQUEST FOR REPURCHASE AND CONFIRMATION

[DATE]

To:	Column Financial, Inc. Eleven Madison Avenue New York, New York 10010 Attention: Jack Hempling
Re:	Master Repurchase Agreement dated as of February 15, 2018, as amended, (the “Agreement”) by and among Column Financial, Inc. (the “Administrative Agent”), Credit Suisse AG, a company incorporated in Switzerland, acting through its Cayman Islands Branch (“CS Cayman” and a “Buyer”), Alpine Securitization LTD, an exempted company organized under the laws of the Cayman Islands (“Alpine” and a “Buyer”) and InPoint CS Loan, LLC (the “Seller”).

In connection with the Purchased Assets currently subject to a Transaction under the Agreement, we request [the repurchase of] those certain Purchased Asset(s) described on Schedule A attached hereto[and release of any and all liens placed by Administrative Agent thereon].

Reason for Requesting Repurchase (check one):

1.	The underlying borrower with respect to the Purchased Asset has repaid/is repaying in full.

2.	The Seller will reconstitute/restructure the Purchased Asset. Explain:

3.	The Purchased Asset is in foreclosure or UCC sale proceedings.

4.	The Seller is amending the underlying asset documents of the Purchased Asset.

5.	The Seller is selling the Purchased Asset to a third party and/or the Purchased Asset is being placed into a securitization transaction.

6.	Other. Explain:

Exhibit H-1

Seller acknowledges that this Request for Repurchase and Confirmation is not binding upon Administrative Agent unless and until Administrative Agent has countersigned this Request for Repurchase and Confirmation and delivered it to Seller.

INPOINT CS LOAN, LLC Seller
By: Name: Title:

Exhibit H-2

Administrative Agent hereby releases all right, interest, lien or claim of any kind with respect to the Purchased Asset(s) listed on the attached Schedule A, such release to be effective [upon ______________________] [and upon receipt by Administrative Agent of immediately available funds in an amount equal to $[___] (the “Proceeds”), in accordance with the following wire instructions:

Column Financial
Bank of New York
New York, NY
Account No. 890-1140-821
ABA No. 021000018
Account Name: Column Financial, Inc.
Attention: Credit Suisse CMBS Operations

Accepted and Approved:
COLUMN FINANCIAL, INC., Administrative Agent
By: Name: Title:

Exhibit H-3

SCHEDULE A

Seller requests to repurchase the following Purchased Asset(s):

1.	[__________]

Exhibit H-4

EXHIBIT I

FORM OF ESCROW INSTRUCTION LETTER

[DATE]

[NAME OF TITLE COMPANY] (“Title Company”)

[TITLE COMPANY ADDRESS]

Re:	$[______] Loan (the “Loan”) being made by [__________] (“Lender”) to [______], a [_______] (“Borrower”), secured by property commonly known as [______] (the “Property”)

Ladies and Gentlemen:

On or promptly after the date hereof, Title Company shall receive in one or more wire transfers (a) $[___________] from Lender (the “Lender Proceeds”) and (b) $_________ from Column Financial, Inc. (the “CS Proceeds”; collectively with the Lender Proceeds, the “Proceeds”). The total amount of the Proceeds is equal to $[___________]. The Lender Proceeds shall be wired to Title Company by Lender, and the CS Proceeds shall be wired to Title Company by Column Financial, Inc. (herein, “Administrative Agent”) pursuant to the wiring instructions of [_________] attached hereto as Exhibit A.

On or before the date hereof, Title Company has received an executed counterpart of each of the following instruments with respect to the Property (collectively, the “Assignment Documents”):

(A)	[Assignment of Mortgage] by Lender to [Seller]); and
(B)	[Assignment of Assignment of Leases and Rents from Lender to [Seller].]

By Title Company’s acceptance of this letter (this “Side Letter”), Title Company hereby irrevocably agrees that:

(a)       Upon receipt of the Proceeds, Title Company will advise Lender’s Counsel and Administrative Agent’s Counsel (as defined below) in writing (which may be by e-mail transmission) of such receipt; and

(b)       Upon written instruction (which may be by e-mail transmission) from both (i) [Jeffrey O’Neale (jeffrey.oneale@alston.com)] or another attorney at Alston & Bird LLP (herein, “Administrative Agent’s Counsel”), on behalf of Administrative Agent, and (ii) _____________________ or another attorney at _____________________ (herein, “Lender’s Counsel”), on behalf of Lender and [Seller], Title Company will promptly disburse the Proceeds in accordance with the settlement statement and disbursement instructions provided by Lender’s Counsel as signed by Borrower, in accordance with that certain Escrow Letter dated as of the date hereof by and among Title Company, Borrower and Lender’s Counsel (the “Escrow Letter”); and

Exhibit I-1

(c)       Promptly upon disbursement of the Proceeds as aforesaid, Title Company will cause the Assignment Documents to be recorded in the appropriate jurisdiction of the Property (or otherwise deliver the Assignment Documents as directed by Administrative Agent’s Counsel.

Notwithstanding anything to the contrary contained herein, Title Company hereby agrees not to disburse any of the Proceeds until written authorization (which may be by e-mail transmission) has been provided to Title Company by both (i) Administrative Agent’s Counsel and (ii) Lender’s Counsel.

In the event that Title Company has not received written authorization from both (i) Administrative Agent’s Counsel and (ii) Lender’s Counsel on or prior to 2:00 PM (EDT) on [DATE], Title Company hereby agrees to contact both Lender’s Counsel and Administrative Agent’s Counsel for instructions as to the disposition of the Proceeds (and, in the absence of joint instructions, to comply with the instructions of Lender’s Counsel as to the Lender Proceeds and the Assignment Documents and to comply with the instructions of Administrative Agent’s Counsel as to the CS Proceeds).

This Side Letter may be executed in counterparts, all of which when taken together shall constitute one and the same instrument. A signed counterpart of this Side Letter which is telecopied or electronically transmitted shall constitute an original.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

Exhibit I-2

Please acknowledge Title Company's receipt of the Assignment Documents and confirm Title Company's agreement to comply with the foregoing instructions by signing below and emailing a counter-signed copy of this Side Letter to the attention of the undersigned at [__________].

Very truly yours,

[_____________]

By:

[_________________]

cc: [___________]

Exhibit I-3